UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Amendment No.    )

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Icosavax, Inc.

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To Our Stockholders	April 25, 2022

You are cordially invited to attend the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Icosavax, Inc. at 8:00 a.m. Pacific time, on Friday, June 10, 2022. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast.

The Notice of Meeting and Proxy Statement on the following pages describe the matters to be presented at the Annual Meeting. Please see the section called “How Do I Attend the Virtual Annual Meeting?” on page 42 of the proxy statement for more information about how to attend the meeting online.

Whether or not you attend the Annual Meeting online, it is important that your shares be represented and voted at the Annual Meeting. Therefore, I urge you to promptly vote and submit your proxy by phone, via the Internet, or, if you received paper copies of these materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States. If you have previously received our Notice of Internet Availability of Proxy Materials, then instructions regarding how you can vote are contained in that notice. If you have received a proxy card, then instructions regarding how you can vote are contained on the proxy card. If you decide to attend the Annual Meeting, you will be able to vote online, even if you have previously submitted your proxy.

Sincerely, Adam Simpson President, Chief Executive Officer and Director

Notice of Annual Meeting of Stockholders and Proxy Statement

Meeting Date:	Friday, June 10, 2022
Meeting Place:	Exclusively online at www.proxydocs.com/ICVX
Meeting Time:	8:00 a.m., Pacific Time
Record Date:	April 12, 2022

Voting Methods

Via the Internet During the Meeting at: www.proxydocs.com/ICVX	Via the Internet Before the Meeting at: www.proxypush.com/ICVX	Call Toll-Free: 866-390-6275	Mail Signed Proxy Card Using the Provided Postage-Paid Envelope

Attending the Meeting

To attend the Annual Meeting, access the website www.proxydocs.com/ICVX and enter the control number from your proxy card or Notice of Internet Availability of Proxy Materials, or your voting instruction form.

In this proxy statement, “Icosavax”, “Company”, “we”, “us”, and “our” refer to Icosavax, Inc.

Meeting Agenda

At the Annual Meeting, our stockholders will be asked:

1.

To elect Mark McDade, Ann Veneman and James Wassil as Class I Directors to serve until the 2025 Annual Meeting of Stockholders, and until their respective successors shall have been duly-elected and qualified;

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022; and

3.	To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment thereof.

Our board of directors has fixed the close of business on April 12, 2022 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. For our Annual Meeting, we have elected to use the internet as our primary means of providing our proxy materials to stockholders. Consequently, most stockholders will not receive paper copies of our proxy materials. We will instead send to these stockholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including our proxy statement and annual report, the matters to be acted upon at the meeting and our board of directors’ recommendation with regard to each matter, and how to vote your shares via the internet or by telephone. The Notice of Internet Availability of Proxy Materials also provides information on how stockholders may obtain paper copies of our proxy materials free of charge, if they so choose. The electronic delivery of our proxy materials will significantly reduce our printing and mailing costs and the environmental impact of the circulation of our proxy materials.

Whether or not you expect to attend the virtual Annual Meeting, please vote via the internet or by telephone as instructed in these materials, or sign and return your proxy card prior to the meeting in order to ensure your representation at the meeting. Even if you have voted by proxy, you may still vote electronically during the meeting.

By Order of the Board of Directors,

Elizabeth Bekiroglu

General Counsel and Corporate Secretary

Seattle, Washington

April 25, 2022

Your vote is important. Please vote your shares whether or not you plan to attend the virtual Annual Meeting.

Proxy Statement Summary

This summary highlights information contained in this Proxy Statement. It does not contain all information you should consider, and you should read the entire Proxy Statement carefully before voting, including the section called “Frequently Asked Questions and Other Information” on page 41.

Annual Meeting of Shareholders

	Place	Record Date	Voting
8:00 a.m., Pacific Time, June 10, 2022	Virtual Meeting available at: www.proxydocs.com/ICVX	April 12, 2022	Shareholders as of the record date are entitled to vote

Agenda and Voting Recommendations

Proposal No.	Description	Board Recommendation	Page
1	Election of Class I Directors	✓ FOR each nominee	3
2	Ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022	✓ FOR	16

Board of Directors and Director Nominees

The following table provides summary information about each nominee for Class I director and each continuing director.

Nominees	Age(1)	Director Since	Term Expires	Principal Occupation	Committees(2)
Mark McDade	66	2019	2022	Managing Partner of Qiming US Healthcare Fund	Audit Committee; Compensation and Talent Committee
Ann Veneman	72	2021	2022	Former executive director of UNICEF and former U.S. Secretary of Agriculture	Audit Committee; Nominating and Corporate Governance Committee
James Wassil	52	N/A	N/A	Chief Operating Officer of Vaxcyte	Nominating and Corporate Governance Committee
Continuing Directors
Peter Kolchinsky, Ph.D.	45	2021	2024	Founder and Managing Partner at RA Capital Management, L.P.	Nominating and Corporate Governance Committee
Heidi Kunz	67	2021	2023	Former Chief Financial Officer of Blue Shield of California	Audit Committee; Compensation and Talent Committee
John Shiver, Ph.D.	64	2022	2024	Chief Strategy Officer of IGM Biosciences, Inc.’s IGM Infectious Diseases business unit	Compensation and Talent Committee
Adam Simpson	47	2017	2023	President and CEO of Icosavax, Inc.

(1)	Ages as of April 1, 2022.

(2)	This table shows the proposed membership for each of the standing board committees effective at the Annual Meeting.

2022 PROXY STATEMENT	1

PROXY STATEMENT SUMMARY

Company Overview

Icosavax is a biopharmaceutical company leveraging its innovative virus-like particle (VLP) platform technology to develop vaccines against infectious diseases, with an initial focus on life-threatening respiratory diseases and a vision for combination and pan-respiratory vaccines. Our VLP platform technology is designed to enable multivalent, particle-based display of complex viral antigens, which we believe will induce broad, robust, and durable protection against the specific viruses targeted. Our pipeline includes vaccine candidates targeting respiratory syncytial virus (RSV), human metapneumovirus (hMPV) and severe acute respiratory syndrome coronavirus 2 (SARS-CoV-2), and an emerging program in influenza. We were formed in 2017 to advance the breakthrough VLP technology from the Institute for Protein Design at the University of Washington with the goal to discover, develop, and commercialize vaccines against infectious diseases. Icosavax is located in Seattle.

Corporate Governance Highlights

The Company is committed to good corporate governance practices, which we believe recognize shareholder interests and support the success of our business. Our corporate governance practices are highlighted below:

7	Number of directors

7	Directors who attended at least 75% of board and committee meetings

100% independent audit, compensation and nominating and corporate governance committees

Corporate governance guidelines

Corporate governance guidelines formalize the consideration of diversity factors for director nominees

All employees, officers and directors must adhere to a Code of Conduct and Business Ethics

86%	Percentage of directors who are independent

Board and committees may engage outside advisors independent of management

2	ICOSAVAX

Proposal 1

Election of Directors

Our board of directors is divided into three classes, with one class of our directors standing for election each year, generally for a three-year term. The current term of our Class I directors, Elisha Gould III, Mark McDade and Ann Veneman will expire at the Annual Meeting. Elisha Gould is not standing for re-election at the Annual Meeting and, as a result, his term as director will end at the Annual Meeting. Our board of directors has nominated James Wassil to fill the vacated director position.

The nominees for Class I director for election at the Annual Meeting are Mark McDade, Ann Veneman and James Wassil. Mr. McDade and Ms. Veneman are currently members of our board of directors. If Mr. McDade, Ms. Veneman and Mr. Wassil are elected at the Annual Meeting, each such individual will be elected to serve for a term of three years that will expire at our 2025 annual meeting of stockholders or until such individual’s successor is elected and qualified.

If no contrary indication is made, proxies will be voted for the nominees, or in the event that any nominee is not a candidate or is unable to serve as a director at the time of the election (which is not currently expected), for any nominee who is designated by our board of directors to fill the vacancy.

All of our directors bring to the board of directors significant leadership experience derived from their professional experience and service as executives or board members of other corporations and/or venture capital firms. The process undertaken by the nominating and corporate governance committee in recommending qualified director candidates is described below under “Director Nomination Process.” Certain individual qualifications and skills of our directors that contribute to the board of directors’ effectiveness as a whole are described in the following paragraphs.

2022 PROXY STATEMENT	3

PROPOSAL 1: ELECTION OF DIRECTORS

Information Regarding Directors

The names of the nominees and of our other current directors, their ages as of April 1, 2022, and certain other information about them are set forth below:

Nominees for Election to the Board of Directors

For a Three-Year Term Expiring at the

2025 Annual Meeting of Stockholders (Class I)

MARK MCDADE Chairperson of the Board of Directors Age: 66 Director Since: 2019 Committees: • Audit • Compensation and Talent (Chairperson)

CAREER HIGHLIGHTS

Mark McDade has served on our board of directors since August 2019. Since January 2017, Mr. McDade has served as Managing Partner of the Qiming US Healthcare Fund, a venture capital firm. Mr. McDade previously served as Executive Vice President and Chief Operating Officer of UCB S.A., a Belgian biopharmaceutical company, from 2009 until his retirement in October 2016, after serving as Executive Vice President, Corporate Development since 2008. From 2002 to 2007, Mr. McDade served as Chief Executive Officer and as a member of the board of directors of PDL BioPharma, Inc., a biotechnology company. From 2000 to 2002, Mr. McDade was Chief Executive Officer of Signature BioScience, Inc., a drug discovery company. From 1994 to 2000, Mr. McDade served as Chief Operating Officer and as a director of Corixa Corporation, a biopharmaceutical company he co-founded. At Corixa, Mr. McDade also served as President from 1998 to 2000. Mr. McDade has served on the board of directors of Lupin Ltd., a publicly-traded multinational pharmaceutical company, since February 2021. He served on the board of directors of Dermira, Inc., a biopharmaceutical company from August 2014 until its acquisition by Eli Lilly in February 2020, and served as chairman of the board of directors of Aimmune Therapeutics from May 2014 until its acquisition by Nestle SA in October 2020. Mr. McDade also served on the board of directors of Five Prime Therapeutics, Inc., a biotechnology company, from 2006 to November 2018. Mr. McDade served as a member of the board of directors and as a member of the audit and conflicts committees for Phillips Edison Grocery Center REIT II, Inc., a non-traded real estate investment company, until November 2018 and served as an Independent Director at Phillips Edison Grocery Center REIT III, Inc. from November 2018 until November 2019, when it was acquired by Phillips Edison & Company, Inc. Additionally, Mr. McDade is on the board of several privately-held companies.

EDUCATION AND EXPERIENCE

Mr. McDade received a B.A. in history from Dartmouth College and an M.B.A. from Harvard Business School. Mr. McDade’s executive leadership experience in the life science industry and extensive experience as a public company director contributed to our board of directors’ conclusion that he should serve as a director of our company.

4	ICOSAVAX

PROPOSAL 1: ELECTION OF DIRECTORS

ANN VENEMAN Director Age: 72 Director Since: 2021 Committees: • Audit • Nominating and Corporate Governance

CAREER HIGHLIGHTS

Ann Veneman has served on our board of directors since July 2021. Ms. Veneman has a distinguished career in public service, serving as the Executive Director of the United Nations Children’s Fund (UNICEF) from 2005 to 2010 and as the United States Secretary of Agriculture from 2001 to 2005. She also served as Secretary of the California Department of Food and Agriculture from 1995 to 1999, overseeing the state agency responsible for nation’s largest agricultural producing region. From 1986 to 1993, she served in various positions in the United States Department of Agriculture (USDA), including Deputy Secretary, Deputy Undersecretary for International Affairs, and Associate Administrator of the Foreign Agricultural Service. Ms. Veneman currently serves on the boards of directors for Nestlé S.A., Full Harvest, Sun World, the Global Health Innovative Technology Fund, the Clinton Health Access Initiative (CHAI), and the Washington Institute for Business, Government and Society. She is a member of the Hilton Humanitarian Prize Jury and the Council on Foreign Relations. She is a frequent speaker on a range of topics including poverty alleviation, empowering women and girls, food security and nutrition, and global health. Ms. Veneman has served as a fellow at the Harvard School of Public Health and the U.C. Berkeley Goldman School of Public Policy. She has also practiced law in Washington, DC and California in both the private and public sectors.

EDUCATION AND EXPERIENCE

Ms. Veneman holds a B.A. in Political Science from the University of California, Davis; a Master’s degree in Public Policy from the University of California, Berkeley; and a J.D. from the University of California, Hastings College of the Law. Ms. Veneman’s extensive experience in public service and global health contributed to our board of directors’ conclusion that she should serve as a member of our board of directors.

JAMES WASSIL Director Age: 52 Director Since: N/A Committees: • Nominating and Corporate Governance

CAREER HIGHLIGHTS

James Wassil is Chief Operating Officer and Executive Vice President of Vaxcyte, Inc., where he has served as Chief Operating Officer since December 2019. Prior to Vaxcyte, from May 2015 to December 2019, Mr. Wassil served as Vice President and Global Health and Value Business Unit Lead, Vaccines at Pfizer Inc., a multinational pharmaceutical company. From August 2008 to May 2015, Mr. Wassil served as Head, Global Product Development Meningococcal Vaccines and Head, U.S. Marketing for Meningococcal Vaccines at Novartis AG, a multinational pharmaceutical company. Prior to joining Novartis, Mr. Wassil served as Senior Director, International Marketing at Merck & Co., Inc., a multinational pharmaceutical company. Mr. Wassil is a member of the Infectious Diseases Society of America.

EDUCATION AND EXPERIENCE

Mr. Wassil holds a B.S. in Chemistry/Biology from the University of Notre Dame and a M.S. in BioOrganic Chemistry and an M.B.A. from Lehigh University. Mr. Wassil’s extensive experience in the development and commercialization of vaccines contributed to our board of directors’ conclusion that he should serve as a director of our company.

2022 PROXY STATEMENT	5

PROPOSAL 1: ELECTION OF DIRECTORS

Members of the Board of Directors Continuing in Office

Term Expiring at the

2023 Annual Meeting of Stockholders (Class II)

HEIDI KUNZ Director Age: 67 Director Since: 2021 Committees: • Audit (Chairperson) • Compensation and Talent

CAREER HIGHLIGHTS

Heidi Kunz has served on our board of directors since May 2021. Ms. Kunz served as Executive Vice President and Chief Financial Officer of Blue Shield of California from September 2003 until her retirement in December 2012. Prior to joining Blue Shield of California, she served as Executive Vice President and Chief Financial Officer of Gap, Inc. from 1999 to January 2003. From 1995 to 1999, Ms. Kunz served as the Chief Financial Officer of ITT Industries, Inc. She has also held senior financial management positions at General Motors Corporation, including Vice President and Treasurer during her 16-year tenure from 1979 to 1995. Ms. Kunz currently serves as a director of Agilent Technologies Inc., a global scientific instrument manufacturing and clinical diagnostics company and Phathom Pharmaceuticals, Inc., a public biopharmaceutical company, and previously served as a director of Financial Engines, Inc., an investment advisement company and Avanos Medical, Inc., a public medical device company.

EDUCATION AND EXPERIENCE

Ms. Kunz received a bachelor’s degree in Russian language from Georgetown University and an MBA in finance and accounting from Columbia Business School. Ms. Kunz’s extensive experience as a chief financial officer and service as a director of other public companies contributed to our board of directors’ conclusion that she should serve as a director of our company.

6	ICOSAVAX

PROPOSAL 1: ELECTION OF DIRECTORS

ADAM SIMPSON President, Chief Executive Officer and Director Age: 47 Director Since: 2017

CAREER HIGHLIGHTS

Adam Simpson has served as our President and Chief Executive Officer and on our board of directors since our inception in December 2017. Since 2012, Mr. Simpson has also served as the President of Dorado Ventures, LLC, a consulting entity, where he has provided business development and company formation services for a variety of entities in the life science industry. Prior to joining Icosavax, Mr. Simpson served as President and Chief Executive Officer and on the board of directors of PvP Biologics, Inc., a private company developing therapeutics for the treatment of celiac disease, from October 2016 until its acquisition by Takeda Pharmaceuticals U.S.A., Inc. in February 2020, having previously served as President and Chief Operating Officer from commencement of the company’s operations in May 2016. Prior to PvP Biologics, Mr. Simpson provided consulting services to Cypher Genomics, Inc., a private company focused on biomarker development to facilitate drug development, commencing in 2013, and ultimately served as President and Chief Operating Officer commencing in 2015 until its acquisition by Human Longevity, Inc. later in 2015. Prior to Cypher Genomics, Mr. Simpson was a cofounder and served as Chief Business Officer of Meritage Pharma, Inc., a private company developing treatments for upper gastrointestinal disorders, from its inception in 2008 until its sale to Shire Pharmaceuticals LLC in 2012. Prior to Meritage Pharma, Mr. Simpson served as General Counsel at Verus Pharmaceuticals, Inc., a private company focused on treatments for asthma and anaphylaxis, from 2005 until the sale of its assets to AstraZeneca and Shionogi in 2008. Mr. Simpson began his career as an attorney for the law firm Latham & Watkins LLP focusing on the life sciences industry, where he worked from 1999 to 2005.

EDUCATION AND EXPERIENCE

Mr. Simpson holds a B.S. in biochemistry from the University of California, San Diego and a J.D. from the University of Minnesota Law School. Mr. Simpson brings extensive operational and financial experience in the biopharmaceutical industry as well as corporate vision and operational knowledge to our board of directors.

2022 PROXY STATEMENT	7

PROPOSAL 1: ELECTION OF DIRECTORS

Term Expiring at the

2024 Annual Meeting of Stockholders (Class III)

PETER KOLCHINSKY, Ph.D. Director Age: 45 Director Since: 2021 Committees: • Nominating and Corporate Governance (Chairperson)

CAREER HIGHLIGHTS

Peter Kolchinsky, Ph.D. has served on our board of directors since March 2021. Dr. Kolchinsky has more than 20 years of experience in healthcare investing, and is the Founder of and a Managing Partner at RA Capital, where he has worked since 2001. He is active in both public and private investments in companies developing drugs, medical devices, diagnostics, and research tools. Dr. Kolchinsky also serves as the Chairman and Chief Executive Officer of Research Alliance Corp. II. Dr. Kolchinsky serves on the boards of directors of WAVE Life Sciences, Ltd., Forma Therapeutics Holdings, Inc., and Research Alliance Corp. II, in addition to a number of private companies. Dr. Kolchinsky served on the Board of Global Science and Technology for the National Academy of Sciences, and is the author of “The Great American Drug Deal” and “The Entrepreneur’s Guide to a Biotech Startup”. He founded the non-profit No Patient Left Behind to advocate for healthcare reforms that would solve affordability and promote continued biomedical innovation.

EDUCATION AND EXPERIENCE

Dr. Kolchinsky holds a B.A. from Cornell University and a Ph.D. in Virology from Harvard University. Dr. Kolchinsky’s extensive experience as an investor in the life sciences sector and as a director of a number of healthcare and life science companies, as well as his virology training, contributed to our board of directors’ conclusion that he should serve as a director of our company.

JOHN SHIVER, Ph.D. Director Age: 64 Director Since: 2022 Committees: • Compensation and Talent

CAREER HIGHLIGHTS

John Shiver, Ph.D. has served on our board of directors since January 2022. Dr. Shiver has served as the Chief Strategy Officer of IGM Biosciences, Inc.’s IGM Infectious Diseases business unit since August 2021. From June 2013 to December 2020, Dr. Shiver served as Senior Vice President, Head of Vaccine Research and Development at Sanofi Pasteur. Prior to joining Sanofi, Dr. Shiver held positions of increasing responsibility at Merck & Co., most recently as Vice President, Vaccine and Biologics Basic Research and Global Vaccine Research Franchise Head. He has also served as an Adjunct Professor at the University of Pennsylvania College of Medicine for ten years. Additionally, Dr. Shiver has served on the board of directors of the International Aids Vaccine Initiative since September 2018.

EDUCATION AND EXPERIENCE

Dr. Shiver received his B.S. in Chemistry and Mathematics from Wofford College and Ph.D. in Chemistry from the University of Florida. Dr. Shiver’s extensive experience in vaccine development as well as his service at various biotechnology and biopharmaceutical companies contributed to our board of directors’ conclusion that he should serve as a director of our company.

8	ICOSAVAX

PROPOSAL 1: ELECTION OF DIRECTORS

Independence of The Board Of Directors

As required under the Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. In addition, Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating committees be independent within the meaning of Nasdaq rules. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act.

Our board undertook a review of the independence of each director and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, our Board determined that each of our current directors and nominees for director, other than Adam Simpson, our Chief Executive Officer and President, qualifies as an “independent” director within the meaning of the Nasdaq rules. Accordingly, a majority of our directors are independent, as required under Nasdaq rules.

BOARD LEADERSHIP STRUCTURE

Our board of directors is currently led by its chairman, Mark McDade. Our board of directors recognizes that it is important to determine an optimal board leadership structure to ensure the independent oversight of management as the Company continues to grow. We separate the roles of chief executive officer and chairman of the board in recognition of the differences between the two roles. The chief executive officer is responsible for setting the strategic direction for the company and the day-to-day leadership and performance of the Company, while the chairman of the board of directors provides guidance to the chief executive officer and presides over meetings of the full board of directors. We believe that this separation of responsibilities provides a balanced approach to managing the board of directors and overseeing the Company.

THE BOARD’S ROLE IN RISK OVERSIGHT

Our board of directors has responsibility for the oversight of the Company’s risk management processes and, either as a whole or through its committees, regularly discusses with management our major risk exposures, their potential impact on our business and the steps we take to manage them. The risk oversight process includes receiving regular reports from board committees and members of senior management to enable our board to understand the Company’s risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, strategic and reputational risk.

The board has delegated responsibility for the oversight of specific risks to board committees as follows:

Audit Committee

•  Reviews information regarding liquidity and operations, and oversees our management of financial risks

•  Reviews our policies with respect to risk assessment, risk management, loss prevention and regulatory compliance, including with respect to cybersecurity

•  Oversees direct communication with our independent registered public accounting firm, and has discussions with management regarding significant risk exposures and the actions management has taken to limit, monitor or control such exposures

Compensation and Talent Committee	• Assesses whether any of our compensation policies or programs has the potential to encourage excessive risk-taking
Governance Committee	• Manages risks associated with the independence of the board and governance matters

While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire board is regularly informed through committee reports about such risks. Matters of significant strategic risk are considered by our board as a whole.

2022 PROXY STATEMENT	9

PROPOSAL 1: ELECTION OF DIRECTORS

BOARD OF DIRECTORS MEETINGS

During 2021, our board of directors met nine times, including telephonic meetings, and in that year, all incumbent directors attended at least 75% of the aggregate number of meetings of the board and the committees on which they served, during the periods in which they served.

COMMITTEES OF THE BOARD OF DIRECTORS

We have three standing committees: the audit committee, the compensation and talent committee and the nominating and corporate governance committee. Each of these committees has a written charter approved by our board of directors. A copy of each charter can be found under the Investors - Governance - Documents & Charters section of our website at www.icosavax.com. Please note, however, that the information contained on the website is not incorporated by reference in, or considered part of, this proxy statement.

AUDIT COMMITTEE
Chair:	KEY FUNCTIONS
Heidi Kunz Other Members: Elisha Gould III(1) Mark McDade Ann Veneman(2)

•  selecting and engaging our independent registered public accounting firm;

•  evaluating the qualifications, independence and performance of our independent registered public accounting firm;

•  approving the audit and non-audit services to be performed by our independent registered public accounting firm;

•  reviewing the design, implementation, adequacy and effectiveness of our internal controls and our critical accounting policies;

•  discussing with management and the independent registered public accounting firm the results of our annual audit and the review of our quarterly unaudited financial statements;

•  reviewing, overseeing and monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;

•  reviewing with management and our auditors any earnings announcements and other public announcements regarding our results of operations;

•  preparing the report that the SEC requires in our annual proxy statement;

•  reviewing and approving any related party transactions, overseeing the Company’s policies with respect to risk assessment and risk management, including with respect to cybersecurity, and establishing procedures for the receipt, retention and treatment of whistleblower complaints; and

•  reviewing and evaluating, at least annually, the performance of the audit committee and its members including compliance of the audit committee with its charter.

(1)	Mr. Gould is not standing for re-election at the Annual Meeting and therefore will no longer serve as a member of the audit committee following the Annual Meeting.

(2)	Member of the audit committee effective as of the Annual Meeting.

10	ICOSAVAX

PROPOSAL 1: ELECTION OF DIRECTORS

The audit committee met five times during 2021, including telephonic meetings. Our board of directors has determined that all members of the audit committee, including Ms. Veneman, who the board of directors has appointed to the audit committee, effective as of the Annual Meeting, are independent directors, as defined in the Nasdaq qualification standards and by Section 10A of the Exchange Act. In addition, our board of directors has determined that Ms. Kunz qualifies as an “audit committee financial expert” as that phrase is defined under the regulations promulgated by the SEC. The audit committee is governed by a written charter adopted by our board of directors. The audit committee’s main function is to oversee our accounting and financial reporting processes, internal systems of control, independent registered public accounting firm relationships and the audits of our consolidated financial statements.

Both our external auditor and internal financial personnel meet privately with the audit committee and have unrestricted access to this committee.

COMPENSATION AND TALENT COMMITTEE
Chair:	KEY FUNCTIONS
Mark McDade Other Members: Heidi Kunz John Shiver, Ph.D.(1)

•  reviewing our compensation philosophy, including our policies and strategy relative to executive compensation;

•  reviewing and approving, or recommending to the full board, the compensation of our Chief Executive Officer;

•  reviewing and approving, or recommending to the full board, the compensation of our other executive officers;

•  reviewing and recommending to the full board for approval the compensation policies for members of our board of directors and board committees;

•  reviewing, approving and administering our incentive compensation and equity-based plans and arrangements, including the issuance of stock options and other awards under our equity incentive plans (other than any such awards that must be approved by the full board);

•  reviewing and discussing with management our compensation discussion and analysis to the extent required in our annual proxy report or annual report on Form 10-K and producing the report that the SEC requires in our annual proxy statement as required;

•  reviewing and monitoring our policies and practices related to talent acquisition, engagement, retention and development, including with respect to diversity, equity and inclusion initiatives and programs, workplace safety, corporate culture and succession planning beyond the executive level; and

•  reviewing and evaluating, at least annually, the performance of the compensation and talent committee and its members including compliance of the compensation and talent committee with its charter.

(1)	Member of the compensation and talent committee effective as of the Annual Meeting.

The compensation and talent committee met three times during 2021, including telephonic meetings. Our board of directors has determined that all members of the compensation and talent committee, including Dr. Shiver, who the board of directors has appointed to the compensation and talent committee, effective as of the Annual Meeting, are independent directors, as defined in the Nasdaq qualification standards. The compensation and talent committee is governed by a written charter approved by our board of directors. The compensation and talent committee’s purpose is to oversee executive compensation and talent matters, determine the compensation for our senior management and make recommendations regarding director compensation to our board of directors.

2022 PROXY STATEMENT	11

PROPOSAL 1: ELECTION OF DIRECTORS

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
Chair:	KEY FUNCTIONS
Peter Kolchinsky, Ph.D. Other Members: Elisha Gould III(1) Ann Veneman James Wassil(2)

•  evaluating the composition, size and governance of our board of directors and its committees and making recommendations regarding future planning and the appointment of directors to our committees;

•  administering a policy for considering stockholder nominees for election to our board of directors;

•  evaluating and recommending candidates for election to our board of directors;

•  overseeing periodic self-evaluations of the board;

•  reviewing our corporate governance principles and providing recommendations to the board regarding possible changes; and

•  reviewing and evaluating, at least annually, the performance of the nominating and corporate governance committee and its members including compliance of the nominating and corporate governance committee with its charter.

(1)	Mr. Gould is not standing for re-election at the Annual Meeting and therefore will no longer serve as a member of the nominating and corporate governance committee following the Annual Meeting

(2)	Member of the nominating and corporate governance committee effective as of the Annual Meeting.

The nominating and corporate governance committee met once during 2021. Our board of directors has determined that all members of the nominating and corporate governance committee including Mr. Wassil, who the board of directors has appointed to the nominating and corporate governance committee effective as of the Annual Meeting, are independent directors as defined in the Nasdaq qualification standards. The nominating and corporate governance committee is governed by a written charter approved by our board of directors. The nominating and corporate governance committee’s purpose is to assist our board of directors by identifying individuals qualified to become members of our board of directors, consistent with criteria set by our board, and to develop our corporate governance principles.

COMPENSATION AND TALENT COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Mr. McDade (chairperson) and Ms. Kunz served on the compensation and talent committee during 2021. None of the members of our compensation and talent committee has ever been one of our officers or employees. None of our executive officers currently serves, or has served, as a member of the board of directors or compensation and talent committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation and talent committee.

DIRECTOR NOMINATION PROCESS

Director Qualifications

In evaluating director nominees the nominating and corporate governance committee will consider among other things the following factors:

•	personal and professional integrity, ethics and values;

•	experience in corporate management, such as serving as an officer or former officer of a publicly-held company;

•	commercialization experience in large pharmaceutical companies;

•	strong finance experience;

•	experience relevant to our industry, including experience developing and commercializing vaccines;

•	experience as a board member of another publicly held company;

12	ICOSAVAX

PROPOSAL 1: ELECTION OF DIRECTORS

•	diversity of expertise and experience in substantive matters pertaining to our business relative to other board members;

•	diversity of background and perspective, including with respect to age, gender, race, place of residence and specialized experience;

•	relevant academic expertise or other proficiency in an area of our business operations; and

•	practical and mature business judgment.

The nominating and corporate governance committee’s goal is to assemble a board of directors that brings to the Company a variety of perspectives and skills derived from high quality business and professional experience. Moreover, the nominating and corporate governance committee believes that the background and qualifications of the board of directors, considered as a group, should provide a significant mix of experience, knowledge and abilities that will allow the board of directors to fulfill its responsibilities. Other than the foregoing criteria for director nominees, the nominating and corporate governance committee has not adopted a formal policy with respect to a fixed set of specific minimum qualifications for its candidates for membership on the board of directors. Our directors’ performance and qualification criteria are reviewed annually by the nominating and corporate governance committee.

Identification and Evaluation of Nominees for Directors

The nominating and corporate governance committee identifies nominees for director by first evaluating the current members of our board of directors willing to continue in service. Current members with qualifications and skills that are consistent with the nominating and corporate governance committee’s criteria for board of director service and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of our board of directors with that of obtaining a new perspective or expertise.

If any member of our board of directors does not wish to continue in service or if our board of directors decides not to re-nominate a member for re-election, the nominating and corporate governance committee may identify the desired skills and experience of a new nominee in light of the criteria above, in which case, the nominating and corporate governance committee would generally poll our board of directors and members of management for their recommendations. The nominating and corporate governance committee may also review the composition and qualification of the boards of directors of our competitors, and may seek input from industry experts or analysts. The nominating and corporate governance committee reviews the qualifications, experience and background of the candidates. Final candidates are interviewed by the members of the nominating and corporate governance committee and by certain of our other independent directors and executive management. In making its determinations, the nominating and corporate governance committee evaluates each individual in the context of our board of directors as a whole, with the objective of assembling a group that can best contribute to the success of our company and represent stockholder interests through the exercise of sound judgment. After review of and deliberation on all feedback and data, the nominating and corporate governance committee makes its recommendation to our board of directors.

The nominating and corporate governance committee evaluates nominees recommended by stockholders in the same manner as it evaluates other nominees. We have not received director candidate recommendations from our stockholders and do not have a formal policy regarding consideration of such recommendations. However, any recommendations received from stockholders will be evaluated in the same manner that potential nominees suggested by board members, management or other parties are evaluated.

Under our amended and restated bylaws, stockholders wishing to suggest a candidate for director should write to our corporate secretary and provide such information about the stockholder and the proposed candidate as is set forth in our amended and restated bylaws and as would be required by SEC rules to be included in a proxy statement. In addition, the stockholder must include the consent of the candidate and describe any arrangements or undertakings between the stockholder and the candidate regarding the nomination. In order to give the nominating and corporate governance committee sufficient time to evaluate a recommended candidate and/or include the candidate in our proxy statement for the 2023 annual meeting, the recommendation should be received by our corporate secretary at our principal executive offices in accordance with our procedures detailed in the section below entitled “Stockholder Proposals.”

2022 PROXY STATEMENT	13

PROPOSAL 1: ELECTION OF DIRECTORS

BOARD DIVERSITY

The nominating and corporate governance committee considers the board of directors’ overall composition when considering director candidates, including whether the board of directors has an appropriate combination of professional experience, skills, knowledge and variety of viewpoints and backgrounds in light of our current and expected future needs. In addition, the nominating and corporate governance committee also believes that it is desirable for new candidates to contribute to the variety of viewpoints on the board of directors, which may be enhanced by a mix of different professional and personal backgrounds and experiences.

The following Board Diversity Matrix presents our Board diversity statistics in accordance with Nasdaq Rule 5606, as self-disclosed by our directors.

BOARD DIVERSITY MATRIX

Board Diversity Matrix (As of April 2, 2022)

Total Number of Directors	7
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	4	0	1

Part II: Demographic Background
White	2	4	0	0
Did Not Disclose Demographic Background			1

DIRECTOR ATTENDANCE AT ANNUAL MEETINGS

Although our company does not have a formal policy regarding attendance by members of our board of directors at our Annual Meeting, we encourage all of our directors to attend.

COMMUNICATIONS WITH OUR BOARD OF DIRECTORS

Our board currently does not have a formal process for stockholders to send communications to the board. Nevertheless, efforts are made to ensure that the views of stockholders are heard by the board or individual directors, as applicable, and that appropriate responses are provided to stockholders on a timely basis. The board does not recommend that formal communication procedures be adopted at this time because it believes that informal communications are sufficient to communicate questions, comments and observations that could be useful to the board.

Stockholders seeking to formally communicate with our board should submit their written comments to our corporate secretary at Icosavax, Inc., Attn: Corporate Secretary, 1616 Eastlake Avenue E., Suite 208, Seattle, Washington 98102. The corporate secretary will forward communications that are relevant to the duties and responsibilities of the board to each member of our board; provided that, if in the opinion of our corporate secretary it would be inappropriate to send a particular stockholder communication to a specific director, such communication will only be sent to the remaining directors (subject to the remaining directors concurring with such opinion). If the communication regards a stockholder proposal to be considered at an annual meeting of stockholders, the methods and timing for submitting a stockholder proposal are covered under the heading “Stockholder Proposals” below.

14	ICOSAVAX

PROPOSAL 1: ELECTION OF DIRECTORS

CORPORATE GOVERNANCE

Our company’s Code of Business Conduct and Ethics, Corporate Governance Guidelines, Audit Committee Charter, Compensation and Talent Committee Charter and Nominating and Corporate Governance Committee Charter are available, free of charge, on our website at www.icosavax.com. Please note, however, that the information contained on the website is not incorporated by reference in, or considered part of, this proxy statement. We will also provide copies of these documents, as well as our company’s other corporate governance documents, free of charge, to any stockholder upon written request to Icosavax, Inc., Attention: Corporate Secretary, 1616 Eastlake Avenue E., Suite 208, Seattle, Washington 98102.

VOTE REQUIRED; RECOMMENDATION OF THE BOARD OF DIRECTORS

The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the nominees receiving the highest number of affirmative “FOR” votes will be elected as Class I Directors. Votes withheld and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE IN FAVOR OF MARK MCDADE, ANN VENEMAN AND JAMES WASSIL FOR ELECTION TO THE BOARD OF DIRECTORS. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE ON YOUR PROXY CARD.

2022 PROXY STATEMENT	15

Proposal 2

Ratification of Selection of Independent Registered Public Accounting Firm

The audit committee has selected Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022 and has directed that management submit the selection of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has served as the Company’s independent registered public accounting firm since 2019. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Stockholder ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm is not required by Delaware law, the company’s amended and restated certificate of incorporation or the company’s amended and restated bylaws. However, the audit committee is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee will reconsider whether to retain the firm. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the audit committee determines that such a change would be in the best interests of the Company and its stockholders.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S FEES

The following table represents aggregate fees billed to us for services related to the fiscal years ended December 31, 2021 and 2020 by Ernst & Young LLP, our independent registered public accounting firm.

	Year Ended December 31,
	2021	2020
	(in thousands)
Audit Fees(1)	$470,000	$1,076,000
Audit Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$470,000	$1,076,000

(1)

Audit Fees consist of fees billed for professional services performed by Ernst & Young LLP for the audit of our annual financial statements, review of our quarterly reports on Form 10-Q and the issuance of consents and comfort letters in connection with registration statements, including the filing of our registration statement on Form S-1 for our initial public offering.

The audit committee has considered whether the provision of non-audit services is compatible with maintaining the independence of Ernst & Young LLP, and has concluded that the provision of such services is compatible with maintaining the independence of our auditors.

16	ICOSAVAX

PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PRE-APPROVAL POLICIES AND PROCEDURES

Our audit committee has established a policy that all audit and permissible non-audit services provided by our independent registered public accounting firm will be pre-approved by the audit committee, and all such services were pre-approved in accordance with this policy during the fiscal year ended December 31, 2021. These services may include audit services, audit-related services, tax services and other services. The audit committee considers whether the provision of each non-audit service is compatible with maintaining the independence of our auditors. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Our independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.

VOTE REQUIRED; RECOMMENDATION OF THE BOARD OF DIRECTORS

The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively will be required to ratify the selection of Ernst & Young LLP. Abstentions are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this Proposal 2. Proposal 2 is a routine proposal on which a broker or other nominee has discretionary authority to vote. Accordingly, no broker non-votes will likely result from this proposal.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE TO RATIFY THE SELECTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022. PROXIES SOLICITED BY OUR BOARD OF DIRECTORS WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE ON YOUR PROXY CARD.

2022 PROXY STATEMENT	17

Report of the Audit Committee of the Board of Directors

The Audit Committee has reviewed the Company’s audited financial statements for the fiscal year ended December 31, 2021 and has discussed these financial statements with management and the Company’s independent registered public accounting firm. The Audit Committee has also received from, and discussed with, the Company’s independent registered public accounting firm various communications that such independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by statement on Auditing Standards No. 1301 (Communications with Audit Committees), as adopted by the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee is not employed by the Company, nor does it provide any expert assurance or professional certification regarding the Company’s financial statements. The Audit Committee relies, without independent verification, on the accuracy and integrity of the information provided, and representations made, by management and the Company’s independent registered public accounting firm.

The Company’s independent registered public accounting firm also provided the Audit Committee with a formal written statement required by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence) describing all relationships between the independent registered public accounting firm and the Company, including the disclosures required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from Icosavax, Inc. The Audit Committee also considered whether the independent registered public accounting firm’s provision of certain other non-audit related services to the Company is compatible with maintaining such firm’s independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021. The Audit Committee and the Board also have recommended, subject to stockholder approval, the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2022.

This report of the Audit Committee is not “soliciting material,” shall not be deemed “filed” with the SEC and shall not be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

The foregoing report has been furnished by the audit committee.

Respectfully submitted,

The Audit Committee of the Board of Directors

Heidi Kunz (Chairperson)

Elisha Gould III

Mark McDade

18	ICOSAVAX

Executive Officers

Executive Officers

The following table identifies our executive officers as of April 12, 2022:

Name	Age	Position
Adam Simpson	47	Chief Executive Officer, President and Co-Founder
Thomas Russo, CFA	50	Chief Financial Officer
Douglas Holtzman, Ph.D.	58	Chief Scientific Officer
Niranjan Kanesa-thasan, M.D., M.T.M.H.	62	Chief Medical Officer
Cassia Cearley, Ph.D.	40	Chief Business Officer
Elizabeth Bekiroglu	52	General Counsel and Corporate Secretary
Charles Richardson	70	Senior Vice President, Technical Operations

The following is biographical information for our executive officers other than Mr. Simpson, whose biographical information is included under “Members of the Board of Directors Continuing in Office”.

Thomas Russo, CFA has served as our Chief Financial Officer since June 2021. Prior to Icosavax, Mr. Russo was Chief Financial Officer of Assembly Biosciences, a clinical-stage, public biotechnology company focused on Hepatitis B, from October 2019 to June 2021. Prior to Assembly Biosciences, from October 2012 to October 2019, Mr. Russo held roles across finance and commercial operations at Gilead Sciences, including serving as Vice President, Head of Commercial Finance. Prior to Gilead, Mr. Russo was at Robert W. Baird & Co. from July 2004 to September 2012, serving for most of that time as an Equity Research Senior Analyst covering biotechnology. Before that, from June 1993 to July 2002, Mr. Russo held roles in the manufacturing division of Merck & Co., with a particular focus on vaccines. Mr. Russo holds a B.S. in biological sciences from the University of Notre Dame and an MBA from the University of Chicago Booth School of Business, and he is a CFA charterholder.

Douglas Holtzman, Ph.D. has served as our Chief Scientific Officer since August 2019. In July 2016, Dr. Holtzman founded Palindrome Bioconsulting, through which he provided consulting services to clients including Icosavax until August 2019. Prior to Palindrome, Dr. Holtzman served as Vice President, Discovery at Takeda Pharmaceuticals U.S.A., Inc. from 2012 to July 2016, where he focused on dengue and norovirus vaccine candidates and was a member of the management committee that globalized Takeda Pharmaceuticals’ Japan-based vaccines business. Prior to Takeda Pharmaceuticals, Dr. Holtzman served as Deputy Director, Childhood Pneumonia at the Bill & Melinda Gates Foundation, a non-profit focused on public health initiatives, from 2004 to 2012. Dr. Holtzman holds a Ph.D. in molecular and cell biology from the University of California, Berkeley, an MPH from Harvard University’s T.H. Chan School of Public Health, and a B.S. in Biology from Tufts University.

Niranjan Kanesa-thasan, M.D., M.T.M.H has served as our Chief Medical Officer since August 2019. Prior to Icosavax, in November 2017, Dr. Kanesa-thasan founded Kanesa, LLC, through which he provides clinical consulting to clients, including Icosavax from November 2017 to August 2019. Prior to founding Kanesa, Dr. Kanesa-thasan served as Vice President, Clinical Research & Development, for GlaxoSmithKline Vaccines’ U.S. Research & Development Center from 2015 to August 2017. Prior to GlaxoSmithKline Vaccines, from 2007 to 2015 Dr. Kanesa-thasan served in several roles at Novartis Vaccines and Diagnostics, including Chief Medical Officer North America (VP). Prior to Novartis,

2022 PROXY STATEMENT	19

EXECUTIVE OFFICERS

Dr. Kanesa-thasan served as a research physician in the U.S. Army Medical Corps from 1991 to 2003, ending his service as a Lieutenant Colonel. Dr. Kanesa-thasan holds an M.D. from the Johns Hopkins School of Medicine, a M.T.M.H. from the Uniformed Services University of the Health Sciences, and a B.A. in human biology from Johns Hopkins University. Dr. Kanesa-thasan completed his residency and chief residency in pediatrics at Case Western Reserve University, and a fellowship in pediatric infectious disease and geographic medicine at University Hospitals of Cleveland. Dr. Kanesa-thasan is a Fellow of the Infectious Diseases Society of America and of the American Society of Tropical Medicine and Hygiene.

Cassia Cearley, Ph.D. has served as our Chief Business Officer since February 2021, and previously served as our Senior Vice President, Operations from December 2019 to February 2021. Prior to Icosavax, Dr. Cearley served in roles including Vice President of Research and Senior Director Corporate Strategy and Alliance Management for Aptinyx Inc., a public therapeutics company, from 2015 to 2019. Prior to Aptinyx, Dr. Cearley served as Senior Director, Corporate Development at Naurex, Inc., a private therapeutics company from 2014 until its acquisition by Allergan plc in 2015. Prior to Naurex, Dr. Cearley served as Director of Portfolio Management at Takeda Pharmaceuticals U.S.A. from 2013 to 2014, and before that as an engagement manager at L.E.K. Consulting from 2007 to 2013. Dr. Cearley holds a Ph.D. in neuroscience from the University of Pennsylvania and a B.S. in neuroscience from the Washington State University Honors College.

Elizabeth Bekiroglu has served as our General Counsel and Corporate Secretary since September 2021. Prior to joining Icosavax, Ms. Bekiroglu served as Associate General Counsel at Seagen Inc. from March 2016 to September 2021 where she helped lead and build the legal affairs group as Seagen transformed into a global, multi-product company. Previously, she led the legal function at Oncothyreon, Inc. where she handled a wide range of corporate, securities, clinical, manufacturing, licensing and transactional matters from 2012 to 2016. Prior to Oncothyreon, Ms. Bekiroglu served in roles of increasing responsibility at Emergent BioSolutions Inc. and Trubion Pharmaceuticals, Inc. from 2009 to 2012. Ms. Bekiroglu began her legal career as a corporate associate at Fenwick & West LLP and Orrick, Herrington & Sutcliffe LLP where she advised early stage and public biopharmaceutical companies. Ms. Bekiroglu received her J.D. from Harvard Law School and a B.A. in Human Biology from Stanford University.

Charles Richardson, Ph.D. has served as our Senior Vice President, Technical Operations since August 2019. Since 2015, Dr. Richardson has served as a private consultant with PharmorosConsulting, LLC with global clients including Takeda vaccines and Icosavax. Dr. Richardson served as Vice President, Head of Global Chemistry, Manufacturing, and Controls (CMC) for Takeda Vaccines, with responsibility for CMC development and clinical manufacture of Takeda vaccines globally, from 2012 to 2015. Prior to Takeda, Dr. Richardson served as Executive Vice President, Research and Development for LigoCyte Pharmaceuticals, Inc., a private biopharmaceutical company focused on vaccines, where he focused on VLP vaccines against infectious diseases, from 2003 until its acquisition by Takeda in 2015. Prior to LigoCyte, Dr. Richardson served as Vice President and Site Manager for Corixa Corporation, a private immunotherapeutics company acquired by GlaxoSmithKline plc, with responsibilities for adjuvant discovery and development, corporate manufacturing, and quality systems, from 1999 to 2003. Dr. Richardson holds a B.S. in chemistry from Carnegie Mellon University and a Ph.D. in biological chemistry from the University of Cincinnati College of Medicine.

20	ICOSAVAX

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information about the beneficial ownership of our common stock as of April 1, 2022 for:

•	each person, or group of affiliated persons, known to us to be the beneficial owner of more than 5% of our common stock;

•	each of our named executive officers;

•	each of our directors; and

•	all of our executive officers and directors as a group.

Unless otherwise noted below, the address of each beneficial owner listed on the table is c/o Icosavax, Inc., 1616 Eastlake Avenue E., Suite 208, Seattle, Washington 98102. We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us by the stockholders, that each person or group named in the table below has sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

For each person and group included in the table, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group as described above by the sum of the 39,729,769 shares of common stock outstanding on April 1, 2022 and the number of shares of common stock that such person or group had the right to acquire within 60 days of that date, including, but not limited to, upon the exercise of stock options. Beneficial ownership representing less than 1% is denoted with an asterisk (*).

	Shares Beneficially Owned
Beneficial Owner	Number	Percentage
5% or Greater Stockholders
Entities affiliated with RA Capital Management, L.P.(1)	5,963,565	15.01%
Qiming U.S. Healthcare Fund II, L.P.(2)	3,573,804	9.00%
Entities affiliated with Adams Street Partners, LLC(3)	3,392,392	8.54%
Aventis, Inc.(4)	3,155,169	7.94%
NanoDimension III, L.P.(5)	2,749,994	6.92%
Named Executive Officers and Directors
Adam Simpson(6)	1,478,975	3.67%
Elizabeth Bekiroglu	—	—
Thomas Russo(7)	116,112	*
Elisha Gould III(3)	3,392,392	8.54%
Peter Kolchinsky, Ph.D.(1)	5,963,565	15.01%
Heidi Kunz	8,422	*
Mark McDade(8)	3,560,471	8.96%
John Shiver, Ph.D.	—	—
Ann Veneman	7,083	*
James Wassil	—	—
All current directors, director nominees and executive officers as a group (14 persons)(9)	16,180,993	39.09%

2022 PROXY STATEMENT	21

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(1)

Based on information contained in Schedule 13D filed with the SEC on August 12, 2021 by entities affiliated with RA Capital Management, L.P. and Form 4 filed with the SEC on March 28, 2022 filed by entities affiliated with RA Capital Management, L.P. Consists of 5,324,897 shares held by RA Capital Healthcare Fund, L.P. (RA Healthcare) and 638,668 shares held by RA Capital Nexus Fund II, L.P. (Nexus II). RA Capital Management, L.P. is the investment manager for RA Healthcare and Nexus II. The general partner of RA Capital Management, L.P. is RA Capital Management GP, LLC, of which Peter Kolchinsky, Ph.D. and Rajeev Shah are the managing members. RA Capital Management, L.P., RA Capital Management GP, LLC, Peter Kolchinsky, Ph.D. and Rajeev Shah may be deemed to have voting and investment power over the shares held of record by RA Healthcare and Nexus II. RA Capital Management, L.P., RA Capital Management GP, LLC, Peter Kolchinsky, Ph.D. and Rajeev Shah disclaim beneficial ownership of such shares, except to the extent of any pecuniary interest therein. The address of the entities listed above is 200 Berkeley Street, 18th Floor, Boston, Massachusetts 02116.

(2)

Based on information contained in Schedule 13D filed by Qiming U.S. Healthcare Fund II, L.P. on February 22, 2022 and Form 4 filed on April 1, 2022 by Mark McDade. Consists of 3,510,228 shares held by Qiming U.S. Healthcare Fund II, L.P., 13,333 shares held by Gary Rieschel and 50,243 shares held by Mark McDade. Qiming U.S. Healthcare Fund II, L.P. (QHC II) is a venture capital firm with offices in Seattle, WA, San Francisco, CA, and Cambridge, MA. The general partner of QHC II is Qiming U.S. Healthcare GP II, LLC (QHC GP II). Gary Rieschel and Mark McDade are the managing members of QHC GP II and have voting and investment control over the shares held by QHC II. Each of QHC GP II, Mr. Rieschel and Mr. McDade may be deemed to beneficially own the shares beneficially owned by QHC II, but each disclaims beneficial ownership of such shares except to the extent of any pecuniary interest therein. The address for QHC II and these individuals is 11100 NE 8th St., Suite 200, Bellevue, Washington 98004.

(3)

Based on information contained in Schedule 13D filed with the SEC on August 12, 2021 by entities affiliated with Adams Street Partners, LLC. Consists of 996,169 shares held by Adams Street Venture/Growth Fund VI LP (AS VI), 962,939 shares held by Adams Street Growth Equity Fund VII LP (AS GE VII), 272,131 shares held by Adams Street 2016 Direct Venture/Growth Fund LP (AS 2016), 352,037 shares held by Adams Street 2017 Direct Venture/Growth Fund LP (AS 2017), 552,333 shares held by Adams Street 2018 Direct Venture/Growth Fund LP (AS 2018) and 256,783 shares held by Adams Street 2019 Direct Growth Equity Fund VII LP (AS 2019). The shares owned by AS VI, AS VII, AS 2016, AS 2017, AS 2018 and AS 2019 may be deemed to be beneficially owned by Adams Street Partners, LLC, the managing member of the general partner of the general partner of each of AS VI, AS GE VII, AS 2016, AS 2017, AS 2018 and AS 2019. Thomas S. Bremner, Jeffrey T. Diehl, Elisha Gould III, Robin P. Murray and Fred Wang, each of whom is a partner of Adams Street Partners, LLC (or a subsidiary thereof), may be deemed to have shared voting and investment power over the shares. Adams Street Partners, LLC and Thomas Bremner, Jeffrey Diehl, Elisha Gould III, Robin Murray and Fred Wang disclaim beneficial ownership of the shares except to the extent of their pecuniary interest therein. The address of Adams Street Partners, LLC is One North Wacker Drive, Suite 2700, Chicago, Illinois 60606.

(4)

Based on information contained in Schedule 13G filed with the SEC on February 8, 2022 by Sanofi. Aventis, Inc. is a corporation incorporated in the Commonwealth of Pennsylvania and a wholly owned subsidiary of Sanofi, a French Corporation and the ultimate holding company of a group of business entities (the Sanofi Group). Sanofi Ventures is a business unit of the Sanofi Group in charge of managing the Sanofi Group Ventures Investments. Dr. Hafler is a U.S. based employee of Sanofi, serves as the managing director of Sanofi Ventures and has sole voting and investment control over the shares held by Aventis, Inc. Dr. Hafler disclaims beneficial ownership of such shares except to the extent of any pecuniary interest therein. The address of Sanofi Ventures is 50 Binney Street, Cambridge, Massachusetts 02142.

(5)

Based on information contained in Schedule 13G filed with the SEC on February 10, 2022 by NanoDimension III, L.P. NanoDimension III GP Limited Partnership (“ND III GP”) is the general partner of NanoDimension III, L.P. (“ND III LP”). NanoDimension III Management Limited (“ND Management”) is the general partner of ND III GP, and possesses the power to direct the voting and disposition of the shares owned by ND III LP and may be deemed to have indirect beneficial ownership of the shares held by ND III LP. Jonathan Nicholson and Richard Coles are the members of the board of directors of ND Management and share voting and dispositive power over the shares held by ND III LP. Each reporting person disclaims beneficial ownership of the shares, except to the extent of any pecuniary interest therein. The address of ND III LP is Governor’s Square, Unit 3-213-6, P.O. Box 526 WB, 23, Lime Tree Bay Ave, Grand Cayman, KY1-1302, Cayman Islands.

(6)

Includes (i) 531,576 shares held in a family trust, for which Mr. Simpson is a co-trustee, (ii) 258,064 shares held in trusts for which Mr. Simpson’s children are beneficiaries and for which Mr. Simpson is trustee and (iii) 593,853 shares underlying options held by Mr. Simpson that are exercisable as of April 1, 2022 or will become exercisable within 60 days after such date. Mr. Simpson disclaims beneficial ownership of the shares held by in trust except to the extent of his pecuniary interest therein.

(7)

Includes (1) 1,666 shares of common stock and (ii) 114,456 shares underlying options held by Mr. Russo that are exercisable as of April 1, 2022 or will become exercisable within 60 days after such date.

(8)	Includes all shares of common stock set forth in Footnote 2, excluding the 13,333 shares held by Gary Rieschel.

(9)

Includes 14,515,456 shares held by current directors and executive officers and 1,665,537 shares underlying options held by directors and executive officers that are exercisable as of April 1, 2022 or will become exercisable within 60 days after such date.

22	ICOSAVAX

Executive and Director Compensation

This section provides information about the material components of our executive compensation program for our executive officers who are named in the Summary Compensation Table below, whom we refer to as our “named executive officers” or “NEOs,” consisting of the following persons for 2021:

•	Adam Simpson, our Chief Executive Officer and Director

•	Thomas Russo, our Chief Financial Officer

•	Elizabeth Bekiroglu, our General Counsel

Specifically, this section provides an overview of our executive compensation program and each compensation component that we provide. This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt following the date of this proxy statement may differ materially from the currently planned programs summarized in this discussion.

OUR EXECUTIVE COMPENSATION PRACTICES

We endeavor to maintain sound executive compensation policies and practices consistent with our executive compensation philosophy. The following table highlights some of our executive compensation policies and practices, which are structured to drive performance and align our executives’ interests with our stockholders’ long-term interests:

WHAT WE DO

✓	Significant Portion of Compensation is at Risk. Under our executive compensation program, a significant portion of compensation is “at risk” based on our performance, including short-term cash incentives and long-term equity incentives, to align the interests of our executive officers and stockholders.

✓	Independent Compensation Committee. The compensation committee is comprised solely of independent directors.

✓	Independent Compensation Advisor Reports Directly to the Compensation Committee. The compensation committee engages its own compensation consultant to assist with making compensation decisions.

✓	Annual Market Review of Executive Compensation. The compensation committee and its compensation consultant annually assess competitiveness and market alignment of our compensation plans and practices.

✓	Multi-Year Vesting Requirements. The equity awards granted to our executive officers vest over multi-year periods, consistent with current market practice and our retention objectives.

✓	Minimize Inappropriate Risk Taking. Our compensation program is weighted toward long-term incentive compensation to discourage short-term risk taking, and it includes multiple performance measures.

✓

Competitive Peer Group. Our compensation committee selects our peers from biotechnology and pharmaceutical companies that are similar to us with respect to market capitalization, headcount and stage of development, while also taking into account a number of qualitative criteria.

2022 PROXY STATEMENT	23

EXECUTIVE AND DIRECTOR COMPENSATION

WHAT WE DON’T DO

No Special Health or Welfare Benefits for Executives. Our executive officers participate in broad-based, company-sponsored health and welfare benefits programs on the same basis as our other full-time, salaried employees. Executives do not have access to special benefits programs.

No Post-Employment Tax Gross-Ups. We do not provide any post-employment tax reimbursement payments (including “gross-ups”) on any severance or change-in-control payments or benefits.

Prohibition on Hedging and Pledging. Our insider trading policy prohibits our employees (including executive officers) and directors from engaging in hedging or short-term speculative transactions involving our securities.

24	ICOSAVAX

Summary Compensation Table

The following table shows information regarding the compensation earned by our named executive officers during the years ended December 31, 2021 and 2020.

Name and principal position	Year	Salary ($)(1)	Bonus ($)(2)	Stock awards ($)(3)		Option awards ($)(3)		Non-equity incentive plan compensation ($)(2)	All other compensation ($)(4)	Total ($)
Adam Simpson Chief Executive Officer and Director	2021	506,818	—	3,106,250		13,846,471		343,750	8,700	17,811,989
	2020	357,291	—	—		121,293		144,703	—	623,287
Thomas Russo Chief Financial Officer	2021	234,318	—	807,625		4,430,374		117,400	6,246	5,595,963
Elizabeth Bekiroglu General Counsel	2021	119,318	50,000	1,098,900	(5)	6,522,999	(5)	58,600	2,819	7,807,636

(1)	The base salaries and non-equity incentive plan compensation paid to Mr. Russo and Ms. Bekiroglu for 2021 were prorated to reflect the portion of the year during which they were employed.

(2)	Represents a one-time sign-on bonus paid to Ms. Bekiroglu pursuant to her employment agreement.

(3)

Represents the grant date fair value of stock and option awards granted during 2021 computed in accordance with FASB ASC 718. See Note 8 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on March 30, 2022 for a description of the assumptions used in valuing our stock and option awards.

(4)	Represents 401(k) employer contributions for each of our NEOs for 2021. None of our NEOs received any perquisites or any other personal benefits that in the aggregate exceeded $10,000 during 2021.

(5)	The stock and option awards granted to Ms. Bekiroglu were granted following our initial public offering in connection with her commencement of employment.

NARRATIVE DISCLOSURE TO COMPENSATION TABLES

The primary elements of compensation for our NEOs are base salary, annual bonuses and long-term incentive awards in the form of equity awards. The NEOs also participate in employee benefit plans and programs that we offer to our other employees, as described below.

ANNUAL BASE SALARY

We pay our NEOs a base salary to compensate them for the satisfactory performance of services rendered to us. The base salary payable to each NEO is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. Base salaries for our NEOs have generally been set at levels deemed necessary to attract and retain individuals with superior talent.

In connection with our initial public offering, Mr. Simpson’s 2021 base salary was increased from $475,000 to $550,000 and Mr. Russo’s base salary was increased from $390,000 to $420,000. Ms. Bekiroglu’s 2021 base salary was established by our compensation and talent committee in connection with her commencement of employment in 2021. Our NEOs’ base salaries in effect at the end of 2021 are shown in the table below:

Named Executive Officer	2021 Base Salary
Mr. Simpson	$550,000
Mr. Russo	$420,000
Ms. Bekiroglu	$375,000

The actual base salaries paid to all of our named executive officers for 2021 are set forth in the “Summary Compensation Table” above.

2022 PROXY STATEMENT	25

NARRATIVE DISCLOSURE TO COMPENSATION TABLES

BONUS COMPENSATION

From time to time our compensation and talent committee may approve bonuses for our NEOs based on achievement of certain corporate objectives. Pursuant to their respective employment letter agreements, each NEO has an established target annual bonus amount. For 2021, our NEOs’ target bonuses, expressed as a percentage of annual base salary, were for each of Messrs. Simpson and Russo and Ms. Bekiroglu 50%, 40%, and 40%, respectively.

Following its review of our performance during 2021, the compensation and talent committee determined to award each of our named executive officers an annual bonus equal to 125% of his or her target bonus for 2021 (with Mr. Russo’s and Ms. Bekiroglu’s bonuses prorated based on their respective employment commencement dates). The compensation and talent committee took into account its review of the Company’s success and significant Company achievement in 2021, including the consummation of our Series B financing, our initial public offering and our success in accomplishing our pre-clinical, clinical and manufacturing goals, including the initiation of clinical trials of IVX-411 and IVX-121.

The annual performance bonuses paid to our named executive officers for 2021 are set forth in the “Summary Compensation Table” above.

EQUITY-BASED INCENTIVE AWARDS

Our equity-based incentive awards are designed to align our interests and the interests of our stockholders with those of our employees and executive officers. Our board of directors and compensation and talent committee are responsible for approving equity grants. We typically grant equity awards to new hires upon their commencing employment with us, and annual awards as needed for ongoing employees. Generally, our equity awards vest over four years, subject to the employee’s continued service with us on each vesting date.

On January 29, 2021 in connection with the closing of the second tranche of our Series A financing, we granted Mr. Simpson an option to purchase 512,534 shares of our common stock. This option vests as to 25% of the underlying shares on the one-year anniversary of the grant date, and the remainder vests in equal monthly installments over the three-year period thereafter, subject to Mr. Simpson’s continued service through each vesting date. The options were granted at an exercise price of $1.04 per share, which was the fair market value of a share of our common stock on the grant date.

On April 12, 2021 following the closing of our Series B financing, we granted Mr. Simpson an option to purchase 1,347,546 shares of our common stock. This options vests as to 25% of the underlying shares on the one-year anniversary of the grant date, and the remainder vests in equal monthly installments over the three-year period thereafter, subject to Mr. Simpson’s continued service through each vesting date. The options were granted at an exercise price of $5.90 per share, which was the fair market value of a share of our common stock on the grant date.

In connection with his commencement of employment, we granted Mr. Russo an option to purchase 376,590 shares of our common stock. The option vests as to 25% of the underlying shares on the one-year anniversary of the date that Ms. Russo commenced employment with us and the remainder vests in equal monthly installments over the three-year period thereafter, subject to Mr. Russo’s continued service through each vesting date. The option was granted with an exercise price per share of $7.44 which was the fair market value of a share of our common stock on the grant date.

In July 2021, in connection with our initial public offering, our board of directors approved the grant of stock option and restricted stock unit (“RSU”) awards pursuant to our 2021 Incentive Award Plan (the “2021 Plan”) to Messrs. Simpson and Russo. The number of shares of our common stock subject to the options and the RSUs, respectively, are as follows: Mr. Simpson, 375,000 and 125,000; and Mr. Russo, 97,500 and 32,500. The options were granted with an exercise price per share of $15.00, which is equal to the initial price to the public of our common stock in our initial public offering. The options vest in equal monthly installments over the four years following the grant date, subject to continued service through each vesting date. The RSUs will vest in four equal annual installments on the first four anniversaries of the grant date, subject to continued service through each vesting date.

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NARRATIVE DISCLOSURE TO COMPENSATION TABLES

In connection with her commencement of employment, we granted Ms. Bekiroglu an option to purchase 222,250 shares of our common stock and a RSU award of 27,750 shares of common stock. The option vests as to 25% of the underlying shares on the one-year anniversary of the date that Ms. Bekiroglu commenced employment with us and the remainder vests in equal monthly installments over the three-year period thereafter, subject to Ms. Bekiroglu’s continued service through each vesting date. The option was granted with an exercise price per share of $39.60, which was the closing price per share of a share of our common stock on the grant date. The RSUs will vest in four equal installments on the first four anniversaries of the date that Ms. Bekiroglu commenced employment with us, subject to Ms. Bekiroglu’s continued service through each vesting date.

The equity awards granted to our executive officers are eligible to vest on an accelerated basis in accordance with our executive officers’ employment agreements, as described below.

EMPLOYMENT AGREEMENTS WITH OUR NAMED EXECUTIVE OFFICERS

We have entered into employment letter agreements with each of our named executive officers.

Employment Letter with Adam Simpson

In connection with our initial public offering, we entered into an amended and restated employment agreement with Mr. Simpson (the “Simpson Agreement”), pursuant to which Mr. Simpson serves as our Chief Executive Officer. The amended and restated employment agreement superseded Mr. Simpson’s offer letter in effect prior to our initial public offering.

The Simpson Agreement provides for Mr. Simpson’s annual base salary and target annual bonus. Additionally, under the Simpson Agreement, Mr. Simpson is eligible to participate in all employee benefit plans and programs available to similarly situated employees of our company.

The Simpson Agreement provides that Mr. Simpson shall at all times faithfully, industriously and to the best of his ability, experience and talent perform to the satisfaction of our board of directors all of the duties that may be assigned to him. However, subject to the terms of our standard confidential information and invention assignment agreement, the Simpson Agreement does not preclude Mr. Simpson from devoting time to personal and family investments or serving on community and civic boards, participating in industry associations, or engaging in other business or public activities (including providing consulting services to other entities, being employed by other entities and/or serving on the board of other entities), provided such activities do not interfere with the duties that Mr. Simpson owes us, as determined in good faith by our board of directors.

Regardless of the manner in which Mr. Simpson’s employment terminates, he will be entitled to receive amounts previously earned during his term of employment, including unpaid salary and accrued but unused vacation. In addition, Mr. Simpson will be entitled to certain severance benefits under the Simpson Agreement, subject to his execution of a release of claims, returning all company property, compliance with post-termination obligations and resignation from positions with us.

Under the Simpson Agreement, upon a qualifying termination that occurs more than 60 days prior to a change in control or more than 18 months following a change in control, Mr. Simpson will be entitled to: (1) severance in an amount equal to his base salary for 12 months, (2) an amount equal to his target annual bonus for the year of termination, prorated to reflect the portion of the year that has elapsed prior to the date of his separation from service date, and (3) payment of the cost of his health care coverage in effect at the time of his termination for 12 months.

Under the Simpson Agreement, upon a qualifying termination that occurs within 60 days prior to a change in control or within 18 months following a change in control (the change in control period), Mr. Simpson will be entitled to: (1) severance in an amount equal to his base salary for 18 months, (2) an amount equal to one hundred and fifty percent multiplied by his target annual bonus for the year of termination, and (3) payment of the cost of his health care coverage in effect at the time of his termination for 18 months.

2022 PROXY STATEMENT	27

EMPLOYMENT AGREEMENTS WITH OUR NAMED EXECUTIVE OFFICERS

Under the Simpson Agreement, upon a qualifying termination that occurs outside of the change in control period, Mr. Simpson will be entitled to: (1) accelerated vesting in full of all of his then unvested equity awards granted prior to our initial public offering, and (2) accelerated vesting of his then unvested equity awards granted on or after the date of our initial public offering as would have vested by their terms during the 12 months following his date of termination had he remained in the service of or employed by us during such period.

Under the Simpson Agreement, upon a qualifying termination that occurs during the change in control period, Mr. Simpson will be entitled to accelerated vesting in full of his then unvested equity awards (provided that the 60 day “look back” protection period will only apply to awards granted on or after the date of the Simpson Agreement).

Additionally, the Simpson Agreement provides that in the event of a change in control or Mr. Simpson’s termination due to death or disability, 50% of Mr. Simpson’s equity awards granted prior to August 15, 2019 (or 100% of all awards granted prior to our initial public offering in the case of a termination due to death or disability) shall vest immediately prior to such change in control or termination, as applicable.

In connection with Mr. Simpson’s commencement of employment with us, Mr. Simpson also entered into our standard confidential information and invention assignment agreement, which includes one-year post-termination non-solicitation restrictions and customary confidentiality provisions.

For purposes of the Simpson Agreement:

•

“cause” means a (1) conviction of, or plea of “guilty” or “no contest” to, any non-vehicular felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof; (2) commission of, or participation in, a fraud or act of dishonesty or other illegal act against us that has a demonstrable adverse impact on us or any successor of affiliate of us; (3) intentional material violation of any contract or agreement between Mr. Simpson and us or of any material policy of ours or of any statutory duty owed to us; (4) intentional unauthorized use or disclosure of our confidential information or trade secrets; (5) gross misconduct; or (6) ongoing and repeated failure or refusal to perform or neglect of his duties as required by the Simpson Agreement or his ongoing and repeated failure to comply with lawful instructions given to Mr. Simpson by our board of directors, which failure, refusal or neglect continues for thirty days following Mr. Simpson’s receipt of written notice from our board of directors stating with specificity the nature of such failure, refusal or neglect; provide that, clause (6) above shall not permit us to terminate Mr. Simpson’s employment for cause solely because of his failure to meet specified performance objectives or achieve a specific result or outcome or our dissatisfaction with the quality of services provided by him in the good faith performance of his duties to us; further provided, that, with respect to clauses (3), (4) and (6) above, “cause” will be triggered after Mr. Simpson has received written notification of such failure from our board of directors, which, if curable, remains uncured after thirty days. Further, Mr. Simpson shall be provided an opportunity to be heard prior to the final decision to terminate his employment for such cause and any determination of cause by our board of directors or by us will be made in good faith.

•	“change in control” has the meaning given to such term in the 2021 Plan.

•

“good reason” generally means any of the following actions taken by us without Mr. Simpson’s consent: (1) material reduction of base compensation (any diminution of 10% or more shall be considered material for this purpose, regardless of whether such diminution occurs due to a single reduction or a series of reductions in Mr. Simpson’s base compensation), other than to the extent the base compensation of all of the executive officers are concurrently reduced by the same or greater percentage; (2) material reduction in authority, duties or responsibilities, including a requirement that Mr. Simpson report to a corporate officer instead of our board of directors (or, following a change in control, the board of directors (or similar governing body) of the ultimate parent company of the surviving entity in such change in control that has at least one class of publicly traded securities listed on a national stock exchange); (3) relocation of the principal place at which Mr. Simpson is required to provide services or his principal place of employment that results in an increase in the one-way driving distance by more than 50 miles from the then current principal place of business or residence, as applicable; or (4) any other action or inaction that constitutes a material breach by us or any successor or affiliate of our obligations under the Simpson Agreement.

28	ICOSAVAX

EMPLOYMENT AGREEMENTS WITH OUR NAMED EXECUTIVE OFFICERS

Employment Letter with Thomas Russo

In connection with our initial public offering, we entered into an amended and restated employment agreement with Mr. Russo (the “Russo Agreement”), which superseded his offer letter in effect prior to our initial public offering.

The Russo Agreement provides for Mr. Russo’s annual base salary and target annual bonus. Additionally, under the Russo Agreement, Mr. Russo is eligible to participate in all employee benefit plans and programs available to similarly situated employees of our company and is entitled to vacation benefits in accordance with our policies. The Russo Agreement provides that Mr. Russo is employed on a full-time basis.

Regardless of the manner in which Mr. Russo’s employment terminates, he will be entitled to receive amounts previously earned during his term of employment, including unpaid salary and accrued but unused vacation. In addition, Mr. Russo will be entitled to certain severance benefits under the Russo Agreement, subject to execution of a release of claims, returning all company property, compliance with post-termination obligations and resignation from all positions with us.

Under the Russo Agreement, upon a qualifying termination that occurs more than 60 days prior to a change in control or more than 18 months following a change in control, Mr. Russo will be entitled to: (1) severance in an amount equal to his base salary for 9 months, (2) an amount equal to his target annual bonus for the year of termination, prorated to reflect the portion of the year that has elapsed prior to the date of his separation from service date, and (3) payment of the cost of his health care coverage in effect at the time of his termination for 9 months.

Under the Russo Agreement, upon a qualifying termination that occurs within 60 days prior to a change in control or within 18 months following a change in control (the change in control period), Mr. Russo will be entitled to: (1) severance in an amount equal to his base salary for 12 months, (2) an amount equal to his target annual bonus for the year of termination, and (3) payment of the cost of his health care coverage in effect at the time of his termination for 12 months.

Under the Russo Agreement, upon a qualifying termination that occurs outside of the change in control period, Mr. Russo will be entitled to accelerated vesting of such number of his then unvested equity awards as would have vested by their terms during the nine months following his date of termination had he remained in the service or employed by us during such period.

Under the Russo Agreement, upon a qualifying termination that occurs during the change in control period, Mr. Russo will be entitled to accelerated vesting in full of his then unvested equity awards (provided that the 60 day “look back” protection period will only apply to awards granted on or after the date of the Russo Agreement).

For purposes of the Russo Agreement, the terms cause, change in control and good reason are generally defined in the same manner as described above in connection with the Simpson Agreement.

Employment Letter with Elizabeth Bekiroglu

In connection with her commencement of employment, we entered into an employment letter with Ms. Bekiroglu (the “Bekiroglu Agreement”).

The Bekiroglu Agreement provides for Ms. Bekiroglu’s annual base salary and target annual bonus. Additionally, under the Bekiroglu Agreement, Ms. Bekiroglu is eligible to participate in all employee benefit plans and programs available to similarly situated employees of our company and is entitled to vacation benefits in accordance with our policies. The Bekiroglu Agreement provides that Ms. Bekiroglu is employed on a full-time basis. The Bekiroglu Agreement provided for a one-time signing bonus equal to $50,000. In the event that Ms. Bekiroglu voluntarily resigns her employment with us prior to the first anniversary of the date that she commenced employment with us, other than for good reason, she will be required to repay us a prorated portion of the signing bonus based on the number of days elapsed in the twelve months following the date that she commenced employment with us through her date of termination.

2022 PROXY STATEMENT	29

EMPLOYMENT AGREEMENTS WITH OUR NAMED EXECUTIVE OFFICERS

Regardless of the manner in which Ms. Bekiroglu’s employment terminates, she will be entitled to receive amounts previously earned during her term of employment, including unpaid salary and accrued but unused vacation. In addition, Ms. Bekiroglu will be entitled to certain severance benefits under the Bekiroglu Agreement, subject to execution of a release of claims, returning all company property, compliance with post-termination obligations and resignation from all positions with us.

Under the Bekiroglu Agreement, upon a qualifying termination that occurs more than 60 days prior to a change in control or more than 18 months following a change in control, Ms. Bekiroglu will be entitled to: (1) severance in an amount equal to her base salary for 9 months, (2) an amount equal to her target annual bonus for the year of termination, prorated to reflect the portion of the year that has elapsed prior to the date of her separation from service date, and (3) payment of the cost of her health care coverage in effect at the time of her termination for 9 months.

Under the Bekiroglu Agreement, upon a qualifying termination that occurs within 60 days prior to a change in control or within 18 months following a change in control (the change in control period), Ms. Bekiroglu will be entitled to: (1) severance in an amount equal to her base salary for 12 months, (2) an amount equal to her target annual bonus for the year of termination, and (3) payment of the cost of her health care coverage in effect at the time of her termination for 12 months.

Under the Bekiroglu Agreement, upon a qualifying termination that occurs outside of the change in control period, Ms. Bekiroglu will be entitled to accelerated vesting of such number of her then unvested equity awards as would have vested by their terms during the nine months following her date of termination had she remained in the service or employed by us during such period.

Under the Bekiroglu Agreement, upon a qualifying termination that occurs during the change in control period, Ms. Bekiroglu will be entitled to accelerated vesting in full of her then unvested equity awards.

For purposes of the Bekiroglu Agreement, the terms cause, change in control and good reason are generally defined in the same manner as described above in connection with the Simpson Agreement.

30	ICOSAVAX

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth specified information regarding the outstanding equity awards held by our named executive officers at December 31, 2021.

			Option Awards				Stock Awards
Name	Grant Date	Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Adam Simpson	5/21/2018	5/21/2018	—	—	—	—	34,223	(3)	783,022
	9/13/2019	8/16/2019	—	—	—	—	95,793	(4)	2,191,744
	5/11/2020	2/21/2020	14,369	62,266	0.84	5/10/2030	—		—
	1/29/2021	1/14/2022	—	512,534	1.03	1/28/2031	—		—
	4/12/2021	3/19/2021	—	1,347,546	5.90	4/11/2031	—		—
	7/28/2021	7/28/2021	39,062	335,938	15.00	7/27/2031	—		—
	7/30/2021	7/28/2021	—	—	—	—	125,000	(5)	2,860,000
Thomas Russo	6/7/2021	6/7/2021	—	376,590	7.43	6/6/2031	—		—
	7/28/2021	7/28/2021	10,156	87,344	15.00	7/27/2031	—		—
	7/30/2021	7/28/2021	—	—	—	—	32,500	(5)	743,600
Elizabeth Bekiroglu	9/7/2021	9/7/2021	—	222,250	39.60	9/6/2031	—		—
	9/7/2021	9/7/2021	—	—	—	—	27,750	(5)	634,920

(1)

With the exception of the stock options granted on July 28, 2021, the stock options granted to our NEOs vest over a period of four years, with 25% of the shares underlying the option vesting on the one-year anniversary of the vesting commencement date, and 1/48th of the shares underlying the option vesting on a monthly basis thereafter, subject to continued service through each vesting date. The stock options granted on July 28, 2021 vest on a monthly basis over a period of four years following the grant date. All stock options are subject to accelerated vesting in certain circumstances as described above under “—Employment Letter Agreements with Our Named Executive Officers.”

(2)	Calculated using the closing price per share of our common stock on December 31, 2021 ($22.88), the last trading day of 2021.

(3)

Represents unvested restricted shares issued upon early exercise of a stock option originally granted on May 21, 2018 at an exercise price of $0.004 per share. 342,213 shares were issued to Mr. Simpson upon early exercise in full of the stock option, of which 20% were vested upon issuance and a further 20% vested on June 30, 2019, with 1/36th of the remaining shares vesting on a monthly basis over three years thereafter, subject to continued service through each vesting date, and subject to accelerated vesting in certain circumstances as described above under “—Employment Letter Agreements with Our Named Executive Officers.”

(4)

Represents unvested restricted shares issued upon early exercise of the stock option originally granted on September 13, 2019 at an exercise price of $0.84 per share. 229,904 shares were issued to Mr. Simpson upon exercise of the option, with such shares subject to the standard vesting schedule described in footnote (1) above, subject to accelerated vesting in certain circumstances as described above under “—Employment Letter Agreements with Our Named Executive Officers.

(5)

Represents RSUs granted to our named executive officers. RSUs vest over a period of four years with 25% of the RSUs vesting on each of the first four anniversaries of the vesting commencement date (July 28 for Messrs. Simpson’s and Russo’s July 2021 grant and September 7, 2021 for Ms. Bekiroglu’s September 2021 grant), and subject to accelerated vesting in certain circumstances as described above under “—Employment Letter Agreements with Our Named Executive Officers.”

OTHER ELEMENTS OF COMPENSATION

Perquisites, Health, Welfare and Retirement Benefits

Our NEOs are eligible to participate in our employee benefit plans, including our medical, dental, vision, group life, disability and accidental death and dismemberment insurance plans, in each case on the generally on same basis as all of our other employees.

2022 PROXY STATEMENT	31

OTHER ELEMENTS OF COMPENSATION

We generally do not provide perquisites or personal benefits to our named executive officers, except in limited circumstances. Our board of directors or compensation and talent committee may elect to adopt qualified or non-qualified benefit plans in the future if it determines that doing so is in our best interests.

401(k) Plan

Our employees who satisfy certain eligibility requirements are eligible to participate in a defined contribution employee retirement plan (the 401(k) Plan) maintained by TriNet, a professional employer organization that is the legal employer of our employees. Our named executive officers are eligible to participate in the 401(k) Plan on the same basis as our other employees. The 401(k) Plan is intended to qualify as a tax-qualified plan under Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”). The 401(k) Plan provides that each participant may make pre-tax deferrals from his or her compensation up to the statutory limit, which is $19,500 for calendar year 2021, and other testing limits. Participants that are 50 years or older can also make “catch-up” contributions, which in calendar year 2021 may be up to an additional $6,500 above the statutory limit. Commencing in 2021, we will make a 3% safe-harbor non-elective employer contribution. Participant contributions are held and invested, pursuant to the participant’s instructions, by the plan’s trustee.

Nonqualified Deferred Compensation

We do not maintain nonqualified defined contribution plans or other nonqualified deferred compensation plans. Our board of directors or compensation and talent committee may elect to provide our officers and other employees with non-qualified defined contribution or other nonqualified deferred compensation benefits in the future if it determines that doing so is in our best interests.

Termination or Change in Control Benefits

Our NEOs may become entitled to certain benefits or enhanced benefits in connection with a change in control of our company and/or certain terminations. Each of our NEOs’ employment letter agreement entitles him or her to certain benefits upon a qualifying termination and in connection with a change in control of our company. In addition, the award agreements evidencing the equity awards granted to our executive officers provide for accelerated vesting under certain circumstances. For additional discussion, please see “—Employment Letter Agreements with Our Named Executive Officers” and “—Outstanding Equity Awards at Fiscal Year-End.”

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Director Compensation

We compensate the non-employee members of our board of directors using cash and stock-based compensation. Directors who are also employees do not receive cash or equity compensation for service on the board of directors in addition to compensation payable for their service as our employees. In addition, we have reimbursed, and will continue to reimburse, our non-employee directors for their actual out-of-pocket costs and expenses incurred in connection with attending board meetings.

Director Compensation Prior to Our Initial Public Offering

Prior to our initial public offering, we granted cash and stock-based compensation to certain of our non-employee directors. Prior to our initial public offering, Tadataka Yamada, M.D. received an annual retainer of $100,000 for his service as chairman of the board of directors. In January 2021, we granted Dr. Yamada an option to purchase 65,748 shares of our common stock at an exercise price of $1.04 per share. In April 2021, we granted Dr. Yamada an option to purchase 481,266 shares of our common stock at an exercise price of $5.90 per share. Both of the awards to Dr. Yamada were eligible to vest over a period of four years with 25% of the shares underlying the option vesting on the one year anniversary of the vesting commencement date (January 14, 2021 for the January award and March 19, 2021 for the April award), and such vesting was accelerated in August 2021 in connection with his death.

In May 2021, our board of directors approved the appointment of Heidi Kunz to our board of directors. In connection with her appointment, our board of directors granted to Ms. Kunz an option to purchase 25,266 shares of our common stock. This option vests in equal monthly installments over the three-year period following her commencement of service on the board, subject to her continued service through each vesting date. The option was granted at an exercise price of $7.44 per share, which was the fair market value of a share of our common stock on the grant date. In connection with our initial public offering, our board of directors approved the grant of 8,750 RSUs pursuant to our 2021 Plan to Ms. Kunz. The RSUs will vest in three equal annual installments on the first three anniversaries of Ms. Kunz’s commencement of service as a member of the board, subject to her continued service through each vesting date. The awards granted to Ms. Kunz will vest in full upon a change in control.

In July 2021, our board of directors approved the appointment of Ann Veneman to our board of directors. In connection with her appointment, our board of directors approved the grant of 25,500 stock options and 8,500 RSUs pursuant to the 2021 Plan to Ms. Veneman in connection with her initial appointment to our board of directors. The stock options will vest in 36 equal monthly installments following the date of her commencement of service as a member of the board, subject to her continued service through each vesting date. The RSUs will vest in three equal installments on each of the first three anniversaries of Ms. Veneman’s commencement of service as a member of the board, subject to her continued service through each vesting date. The awards granted to Ms. Veneman will vest in full upon a change in control.

Director Compensation Following Our Initial Public Offering

In connection with our initial public offering, our board of directors and stockholders approved a non-employee director compensation program. The non-employee director compensation program provides for annual retainer fees and long-term equity awards for our non-employee directors. Further, non-employee directors serving as the chairs or as members on the audit, compensation and talent and nominating and corporate governance committees will receive additional annual retainers as follows.

Commencing at the time of our initial public offering, each non-employee director was eligible to receive an annual retainer of $35,000, with our chairman of the board receiving an annual retainer of $100,000. Non-employee directors serving as the chairs of the audit, compensation and talent and nominating and corporate governance committees will receive additional annual retainers of $15,000, $10,000 and $8,000, respectively. Non-employee directors serving as members of the audit, compensation and nominating and corporate governance committees will receive additional annual retainers of $7,500, $5,000 and $4,000, respectively.

2022 PROXY STATEMENT	33

Director Compensation

Non-employee directors who were initially elected or appointed to our board of directors following our initial public offering were eligible to receive an initial grant of options to purchase 25,500 shares of our common stock, and 8,500 RSUs. The initial stock option awards will vest in 36 equal monthly installments following the date of the initial appointment or election, subject to continued service through each vesting date. The initial RSU awards will vest in three equal installments on each of the first three anniversaries of the initial appointment or election, subject to continued service through each vesting date.

In March 2022, on the recommendation of our compensation committee, our board of directors revised the annual retainer fees and long-term equity awards to be provided to our non-employee directors. Under the amended non-employee director compensation program, our non-employee directors are eligible to receive the following cash retainers:

Service	Annual Retainer
Board Service
Non-employee director	$38,000
Additional retainer – Chairman of the Board	$40,000
Audit Committee Service
Chair	$15,000
Member	$7,500
Compensation and Talent Committee Service
Chair	$10,000
Member	$5,000
Nominating and Corporate Governance Committee Service
Chair	$8,000
Member	$4,000

Non-employee directors will also be eligible to receive long-term equity awards. Non-employee directors will receive, upon their initial election or appointment to our board of directors, a number of options to purchase shares of our common stock and RSUs having an aggregate value of $720,000, to be granted 75% in the form of stock options and 25% in the form of RSUs. In addition, on the date of each annual meeting of our stockholders, non-employee directors will receive annual awards having a value of $360,000, to be granted 75% in the form of stock options and 25% in the form of RSUs. The portion of such value to be granted in the form of stock options will be converted into a number of stock options on the grant date in accordance with the Black-Scholes option pricing model (utilizing the same assumptions that the company utilizes in preparation of its financial statements and the average closing price per share of the company’s common stock for the 30 calendar days preceding the grant date). The portion of such value to be granted in the form of RSUs will be converted into a number of RSUs based on the average closing price per share of the company’s common stock for the 30 calendar days preceding the grant date.

The initial stock option awards will vest in 36 equal monthly installments following the date of the initial appointment or election, subject to continued service through each vesting date. The initial RSU awards will vest in three equal installments on each of the first three anniversaries of the initial appointment or election, subject to continued service through each vesting date. Annual awards will be granted on the date of each annual meeting of our stockholders, commencing in 2022. The annual stock option awards will vest in 12 equal monthly installments following the date of the annual meeting (but in all events no later than the next occurring annual meeting of our stockholders), subject to continued service through each vesting date. The annual RSU awards will vest on the first to occur of (1) the first anniversary of the grant date or (2) the next occurring annual meeting of our stockholders, subject to continued service through each vesting date. All equity awards granted to our non-employee directors will also vest in full upon a change in control.

Compensation under our non-employee director compensation program is subject to the annual limits on non-employee director compensation set forth in the 2021 Plan. Our board of directors or its authorized committee may modify the non-employee director compensation program from time to time in the exercise of its business

34	ICOSAVAX

Director Compensation

judgment, taking into account such factors, circumstances and considerations as it shall deem relevant from time to time, subject to the annual limit on non-employee director compensation set forth in the 2021 Plan. As provided in the 2021 Plan, our board of directors or its authorized committee may make exceptions to this limit for individual non-employee directors in extraordinary circumstances, as the board of directors or its authorized committee may determine in its discretion, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation or in other compensation decisions involving non-employee directors.

The following table summarizes the compensation earned or paid to non-employee directors during 2021. Mr. Simpson is not included in the following table as he served as an executive officer during 2021 and his compensation is included in the Summary Compensation Table above. Mr. Simpson does not receive any compensation for his service as a member of the board of directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Total ($)
Tadataka Yamada, M.D.(2)	58,333	—	24,031,820	24,090,153
Elisha Gould III	19,375	—	—	19,375
Jason Hafler, Ph.D.(3)	—	—	—	—
Peter Kolchinsky, Ph.D.	17,917	—	—	17,917
Heidi Kunz	22,917	217,438	195,894	436,249
Mark McDade	48,958	—	—	48,958
Eric Moessinger(4)	—	—	—	—
Ann Veneman	15,433	211,225	279,846	506,504

(1)

Represents the grant date fair value of stock and option awards granted during 2021 computed in accordance with FASB ASC 718. See Note 8 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on March 30, 2022 for a description of the assumptions used in valuing our stock and option awards.

(2)

Dr. Yamada passed away in August 2021. In connection with Dr. Yamada’s passing, our compensation and talent committee approved the accelerated vesting of the outstanding awards held by Dr. Yamada at the time of his death. The amount reported in the “Option Awards” column for Dr. Yamada includes $21,018,646 in incremental stock-based compensation expense recorded due to the accelerated of vesting of all of the outstanding stock awards held by Dr. Yamada at the time of his death.

(3)	Mr. Hafler resigned from our board in July 2021.

(4)	Mr. Moessinger resigned from our board in May 2021.

The aggregate number of shares subject to stock options and RSUs outstanding at December 31, 2021 for each non-employee director was as follows:

Name	Number of Securities Underlying Options Outstanding at December 31, 2021	Number of Securities Underlying Shares of Restricted Stock Units Outstanding at December 31, 2021
Tadataka Yamada, M.D.	547,014	—
Elisha Gould III	—	—
Jason Hafler, Ph.D	—	—
Peter Kolchinsky, Ph.D.	—	—
Heidi Kunz	25,266	8,750
Mark McDade	—	—
Eric Moessinger	—	—
Ann Veneman	25,500	8.500

2022 PROXY STATEMENT	35

Equity Compensation Plan Information

The following table summarizes securities available under our equity compensation plans as of December 31, 2021.

	(A) Number of Securities To Be Issued Upon Exercise of Outstanding Options, Warrants and Rights(2)	(B) Weighted-Average Exercise Price of Outstanding Options, Warrants and Right(3)	(C) Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (A))(4)
Equity compensation plans approved by security holders:
Equity compensation plans approved by security holders(1)	6,980,227	$8.04	4,024,598
Equity compensation plans not approved by security holders	—	$—	—
Total Equity Incentive Plans	6,980,227		4,024,598

(1)

The material features of our equity incentive plans are more fully described in Note 8 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on March 30, 2022.

(2)	Includes shares subject to outstanding options and RSUs granted under our equity compensation plans.

(3)

The weighted-average exercise price is calculated based solely on the exercise prices of the outstanding stock options and does not reflect the shares that will be issued upon the vesting of outstanding awards of RSUs, which have no exercise price.

(4)

Represents 383,394 shares available for issuance under the 2021 Employee Stock Purchase Plan as of December 31, 2021 (all of which were eligible to be purchased during the offering period in effect on such date), and 3,641,204 shares available for future issuance under our 2021 Incentive Award Plan.

36	ICOSAVAX

Certain Relationships and Related Party Transactions

The following is a summary of transactions since the beginning of fiscal year 2021, to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and

•	a director, executive officer, holder of more than 5% of our common stock or any member of their immediate family had or will have a direct or indirect material interest.

We also describe below certain other transactions with our directors, executive officers and stockholders. We have a written policy which requires that any transaction with a related party required to be reported under applicable SEC rules, other than compensation-related matters, be reviewed and approved by our audit committee. We have not and will not adopt written procedures for review of, or standards for approval of, these transactions, but instead we intend to review such transactions on a case-by-case basis. In addition, our compensation committee will approve all compensation-related policies.

SERIES A CONVERTIBLE PREFERRED STOCK FINANCING

In August 2019, we entered into a Series A preferred stock purchase agreement, pursuant to which we issued and sold to investors in an initial closing and subsequent closing in August 2019 and February 2021 respectively, in private placements, an aggregate of 49,193,959 shares of Series A-1 convertible preferred stock. The per share purchase price was $0.9615, and we received gross proceeds of approximately $47.3 million.

SERIES B CONVERTIBLE PREFERRED STOCK FINANCING

In March 2021, we entered into a Series B preferred stock purchase agreement, pursuant to which we issued and sold to investors, in a private placement, an aggregate of 32,958,612 shares of Series B-1 convertible preferred stock. The Series B-1 per share purchase price was $2.82172, and we received gross proceeds of approximately $93 million. Additionally, a convertible promissory note, with a principal amount of $6.5 million, automatically converted into 2,805,850 shares of Series B-2 convertible preferred stock, at a conversion price of $2.39846 per share.

The following table sets forth the aggregate number of shares acquired by the listed directors, executive officers or holders of more than 5% of our capital stock, or their affiliates, in our Series A and Series B financings. Each outstanding share of convertible preferred stock, including the shares identified in the table below, converted into shares of common stock at a ratio of one-for-4.1557 immediately prior to the closing of our initial public offering.

Participants	Series A-1 Convertible Preferred Stock	Series B-1 Convertible Preferred Stock
5% or Greater Stockholders(1)
Entities affiliated with Adams Street Partners, LLC(2)	12,480,498	1,063,181
Aventis, Inc.(3)	12,480,498	354,383
NanoDimension III, L.P.(4)	10,400,415	1,027,741
Entities affiliated with RA Capital Management, L.P.(5)	—	12,935,372
Qiming US Healthcare Fund II, L.P.(6)	12,480,498	1,275,817

(1)	Additional details regarding these stockholders and their equity holdings are provided in “Security Ownership of Certain Beneficial Owners and Management.”

2022 PROXY STATEMENT	37

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

(2)

Represents securities acquired by Adams Street 2016 Direct Venture/Growth Fund LP, Adams Street 2017 Direct Venture/Growth Fund LP, Adams Street 2018 Direct Venture/Growth Fund LP, Adams Street 2019 Direct Growth Equity Fund LP, Adams Street Venture/Growth Fund VI LP and Adams Street Growth Equity Fund VII LP. Elisha Gould III, a member of our board of directors, was a partner of Adam Street Partners, LLC at the time of our Series A and Series B convertible preferred stock financings.

(3)

Aventis, Inc. is a wholly-owned subsidiary of Sanofi, a French Corporation and the ultimate holding company of a group of business entities (the Sanofi Group). Sanofi Ventures is a business unit of the Sanofi Group in charge of managing the Sanofi Group Ventures Investments. Jason Hafler, Ph.D., a member of our board of directors from August 2019 to July 2021, was the managing director of Sanofi Ventures at the time of our Series A and Series B convertible preferred stock financings.

(4)

NanoDimension III, L.P. is affiliated with ND Capital. Eric Moessinger, a member of our board of directors from August 2019 to May 2021, was a partner at ND Capital at the time of our Series A and Series B convertible preferred stock financings.

(5)

Represents securities acquired by RA Capital Healthcare Fund, L.P. and RA Capital Nexus Fund II, L.P., of which RA Capital Management, L.P. is the investment manager. The general partner of RA Capital Management, L.P. is RA Capital Management GP, LLC, of which Peter Kolchinsky, Ph.D., a member of our board of directors, was a managing member at the time of our Series B convertible preferred stock financing.

(6)

Qiming US Healthcare GP II, LLC (QHC GP II) is the general partner of Qiming US Healthcare Fund II, L.P. Mark McDade, a member of our board of directors, was a managing member of QHC GP II at the time of our Series A and Series B convertible preferred stock financings.

INVESTORS’ RIGHTS AGREEMENT

We entered into an amended and restated investors’ rights agreement in August 2019, as amended and restated in March 2021, with the holders of our convertible preferred stock and certain holders of our common stock, including the holders of more than 5% of our capital stock listed above as well as entities with which certain of our directors are affiliated. This agreement provides for certain rights relating to the registration of their shares of common stock issued upon conversion of their convertible preferred stock and certain additional covenants made by us.

VOTING AGREEMENT

We entered into an amended and restated voting agreement in August 2019, as amended and restated in March 2021 (the Voting Agreement), with the holders of our convertible preferred stock and certain holders of our common stock, including the holders of more than 5% of our capital stock listed above as well as entities with which certain of our directors are affiliated, pursuant to which the following directors were each elected to serve as members on our board of directors: Elisha Gould III, Peter Kolchinsky, Ph.D., Heidi Kunz, Mark McDade and Adam Simpson. Pursuant to the Voting Agreement, Mr. Simpson, as our Chief Executive Officer, serves on our board of directors as the CEO director. Mr. Gould, Ms. Kunz and Mr. McDade were initially selected to serve on our board of directors as representatives of the holders of our Series A-1 convertible preferred stock and Dr. Kolchinsky was initially selected to serve on our board of directors as a representative of the holders of our Series B-1 convertible preferred stock.

The Voting Agreement terminated upon the closing of our initial public offering, and members previously elected to our board of directors pursuant to this agreement will continue to serve as directors until they resign, are removed or their successors are duly elected by holders of our common stock. The composition of our board of directors is described in more detail under “Proxy Statement Summary—Board of Directors and Director Nominees.”

EQUITY GRANTS TO EXECUTIVE OFFICERS AND DIRECTORS

We have granted restricted stock and stock options to certain of our executive officers and non-employee directors, as more fully described in the section titled “Executive and Director Compensation.”

EMPLOYMENT ARRANGEMENTS

We have entered into employment letter agreements with our executive officers. For more information regarding these letter agreements, see the section titled “Executive and Director Compensation—Employment Agreements.”

DIRECTOR AND OFFICER INDEMNIFICATION

We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us or will require us to indemnify each director (and in certain cases their related venture capital funds) and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer.

38	ICOSAVAX

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

PARTICIPATION IN OUR INITIAL PUBLIC OFFERING

In July 2021, beneficial owners of more than 5% of our capital stock and their affiliates participated in our initial public offering. RA Capital Management, L.P., Qiming US Healthcare Fund II, L.P., Adams Street 2016 Direct Venture/Growth Fund LP, NanoDimension III, L.P. and Aventis, Inc. purchased approximately $40.0 million, $3.0 million, $2.0 million, $2.0 million and $1.0 million, respectively, of shares of our common stock in our initial public offering at the initial public offering price of $15.00 per share.

POLICIES AND PROCEDURES FOR RELATED PERSON TRANSACTIONS

Our board of directors has adopted a written related person transaction policy setting forth the policies and procedures for the review and approval or ratification of related-person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years, and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, our audit committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction and the extent of the related person’s interest in the transaction. All of the transactions described in this section occurred prior to the adoption of this policy.

2022 PROXY STATEMENT	39

Other Matters

STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at our annual meeting of stockholders to be held in 2023, including any stockholder nominations for election to the board of directors, must be received by us no later than December 27, 2022, which is 120 days prior to the first anniversary of the mailing date of this proxy, in order to be included in our proxy statement and form of proxy relating to that meeting. These proposals must comply with the requirements as to form and substance established by the SEC for such proposals in order to be included in the proxy statement. In addition, our amended and restated bylaws establish an advance notice procedure with regard to certain matters, including stockholder proposals not included in our proxy statement, to be brought before an annual meeting of stockholders. In general, notice must be received at our principal executive offices not less than 90 calendar days before nor more than 120 calendar days before the one-year anniversary of the date of the previous year’s annual meeting of stockholders. Therefore, to be presented at our 2023 annual meeting of stockholders, such a proposal must be received by us no earlier than February 10, 2023 and no later than March 12, 2023. However, if the date of the annual meeting is more than 30 days earlier or more than 60 days later than such anniversary date, notice must be received not less than 90 calendar days before nor more than 120 calendar days in advance of such annual meeting, or if later, ten calendar days following the date on which public announcement of the date of the meeting is first made. If the stockholder fails to give notice by these dates, then the persons named as proxies in the proxies solicited by the board of directors for the 2023 annual meeting may exercise discretionary voting power regarding any such proposal. Stockholders are advised to review our amended and restated bylaws which also specify requirements as to the form and content of a stockholder’s notice.

In addition to satisfying the foregoing requirements under our amended and restated bylaws, to comply with the universal proxy rules (once they become effective), shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 11, 2023.

We intend to file a proxy statement, notice of Internet availability of proxy materials and white proxy card with the SEC in connection with the solicitation of proxies for our 2023 annual meeting. Shareholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed by the Company with the SEC without charge from the SEC’s website at: www.sec.gov.

ANNUAL REPORT

Any person who was a beneficial owner of our common stock on the record date may request a copy of our annual report, and it will be furnished without charge upon receipt of a written request identifying the person so requesting a report as a stockholder of our company at such date. Requests should be directed to Icosavax, Inc., 1616 Eastlake Avenue E., Suite 208, Seattle, Washington 98102, Attention: Corporate Secretary.

We do not know of any business other than that described in this proxy statement that will be presented for consideration or action by the stockholders at the Annual Meeting. If, however, any other business is properly brought before the meeting, shares represented by proxies will be voted in accordance with the best judgment of the persons named in the proxies or their substitutes. All stockholders are urged to complete, sign and return the accompanying proxy card in the enclosed envelope.

By Order of the Board of Directors,

Adam Simpson
President, Chief Executive Officer and Director

Seattle, Washington

April 25, 2022

40	ICOSAVAX

Frequently Asked Questions and Other Information

2022 ANNUAL MEETING INFORMATION
Meeting Date:	June 10, 2022
Meeting Place:	The Annual Meeting will be held online at www.proxydocs.com/ICVX
Meeting Time:	8:00 a.m. (Pacific)
Record Date:	April 12, 2022

VOTING MATTERS

Management Proposals		Board Vote Recommendation	See Page Number for More Detail

PROPOSAL NO. 1	Election of Class I directors	FOR EACH NOMINEE	Page 4

PROPOSAL NO. 2	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022	FOR	Page 16

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

WHAT AM I VOTING ON?

There are two proposals scheduled for a vote:

Proposal 1: To elect three (3) directors:

•	Mark McDade,

•	Ann Veneman, and

•	James Wassil.

Proposal 2: Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2022.

WHO CAN VOTE AT THE MEETING?

Only stockholders who owned our common stock on April 12, 2022 are entitled to vote at the Annual Meeting. On this record date, there were 39,729,769 shares of our common stock outstanding. Common stock is our only class of stock entitled to vote.

HOW MANY VOTES DO I HAVE?

Each share of our common stock that you own as of April 12, 2022 entitles you to one vote.

2022 PROXY STATEMENT	41

FREQUENTLY ASKED QUESTIONS AND OTHER INFORMATION

WHY DID I RECEIVE A ONE-PAGE NOTICE IN THE MAIL REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS INSTEAD OF A FULL SET OF PROXY MATERIALS?

In accordance with SEC rules, and in order to expedite our stockholders’ receipt of proxy materials, lower our costs and reduce the environmental impact of the Annual Meeting, we are making our proxy materials available to stockholders primarily over the internet. As a result, we are mailing a Notice of Internet Availability of Proxy Materials (“Notice”) to our stockholders instead of a paper copy of the full set of proxy materials. As explained in the Notice, you can view our proxy materials and vote online by visiting www.proxypush.com/ICVX and having available the control number contained in your Notice. If you received a Notice, you will not receive a printed copy of the proxy materials unless you request one by following the instructions provided in the Notice. Should you request it, a printed set of proxy materials will be provided free of charge. Requests for a printed set of proxy materials should be made before May 30, 2022 to facilitate timely delivery.

HOW DO I ATTEND THE VIRTUAL ANNUAL MEETING?

Stockholders of record as of April 12, 2022 will be able to attend and participate in the Annual Meeting online by accessing www.proxydocs.com/ICVX. To join the Annual Meeting, you will need to have your control number which is included on your Notice or your proxy card (if you received a printed copy of the proxy materials).

Even if you plan to attend the Annual Meeting online, we recommend that you also vote by proxy as described herein so that your vote will be counted if you subsequently decide not to attend the Annual Meeting.

Access to the Audio Webcast of the Annual Meeting. The live audio webcast of the Annual Meeting will begin promptly at 8:00 a.m. Pacific Time on June 10, 2022. We encourage our stockholders to access the meeting website prior to the start time. Online access to the audio webcast will open 15 minutes prior to the start of the annual meeting to allow time for you to log in and test the computer audio system.

Log in Procedures. To attend the virtual Annual Meeting, you must register to attend the Annual Meeting at www.proxydocs.com/ICVX by 5:00 p.m. Pacific Time on June 9, 2022 (the Registration Deadline). Stockholders will need their unique control number which appears on your Notice (printed in the box and marked by the arrow) and the instructions that accompanied the proxy materials. In the event that you do not have a control number, please contact your broker, bank, or other agent as soon as possible, so that you can be provided with a control number and gain access to the meeting.

Submitting Questions at the Virtual Annual Meeting. Stockholders may submit questions prior to the Annual Meeting after logging into www.proxydocs.com/ICVX as part of the registration process. Stockholders will need their control number which appears on their Notice and proxy card (printed in the box and marked by the arrow) and the instructions that accompanied the proxy materials. Questions pertinent to meeting matters and that are submitted in accordance with our Rules of Conduct for the annual meeting will be answered during the meeting, subject to applicable time constraints. Questions and answers may be grouped by topic and substantially similar questions may be grouped and answered once. In order to promote fairness, efficient use of time and in order to ensure all stockholders are responded to, we will respond to up to two questions from a single stockholder.

Technical Assistance. Beginning 60 minutes prior to the start of and during the virtual Annual Meeting, we will have technicians ready to assist stockholders with any technical difficulties they may have accessing or hearing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number provided upon your successful registration in the instructional email that will be sent to you prior to the meeting.

42	ICOSAVAX

FREQUENTLY ASKED QUESTIONS AND OTHER INFORMATION

HOW DO I VOTE BY PROXY?

With respect to the election of directors, shareholders may (a) vote “For” each of the nominees; (b) vote “Against” each of the nominees; or (c) abstain from voting on the election of one or more of the nominees. With respect to the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm, you may vote “For” or “Against” or abstain from voting.

The manner in which your shares may be voted depends on how your shares are held.

Stockholders of Record: Shares Registered in Your Name

If you are a stockholder of record (i.e. you hold shares directly in your name), there are several ways for you to vote your shares. Whether or not you expect to attend the virtual Annual Meeting, we urge you to vote by proxy in advance of the meeting to ensure that your vote is counted.

Via the Internet During the Meeting at: www.proxydocs.com/ICVX	Via the Internet Before the Meeting at: www.proxypush.com/ICVX	Call Toll-Free: 866-390-6275	Mail Signed Proxy Card Using the Provided Postage-Paid Envelope

VOTE BY INTERNET:

•

Before the Annual Meeting. You may vote at www.proxypush.com/ICVX, 24 hours a day, seven days a week. Use the Company Number and Account Number shown on your Notice, proxy card or voting instructions form that is sent to you.

•

During the Virtual Annual Meeting. You may still attend the virtual Annual Meeting and vote during the meeting even if you have already voted by proxy. To attend the Annual Meeting, you must register at www.proxydocs.com/ICVX prior to the Registration Deadline. To vote during the meeting, follow the instructions you receive after your successful registration, and again in an email you receive one hour prior to the start of the meeting.

VOTE BY TELEPHONE: You may vote using a touch-tone telephone by calling 866-390-6275, 24 hours a day, seven days a week. Use the Company Number and Account Number shown on your Notice, proxy card or voting instructions form that was sent to you.

VOTE BY MAIL: If you are a stockholder of record, and you elect to receive your proxy materials by mail, you may vote using your proxy card by completing, signing, dating and returning the proxy card in the self-addressed, postage-paid envelope provided. You should mail the proxy card in plenty of time to allow delivery prior to the meeting. Do not mail the proxy card if you are voting via the internet or by telephone. If you properly complete your proxy card and send it in time to vote, your proxy (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your shares, as permitted, will be voted as recommended by our board of directors. If any other matter is presented at the Annual Meeting, your proxy (one of the individuals named on your proxy card) will vote in accordance with his or her best judgment. As of the date of this proxy statement, we knew of no matters that needed to be acted on at the meeting, other than those discussed in this proxy statement.

Beneficial Owners: Shares Registered in the name of a Broker or Banks

If on April 12, 2022 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, agent or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization rather than from Icosavax. Simply follow the voting instructions in the Notice to ensure that your vote is counted.

If you hold your shares through a brokerage firm, bank, agent or other similar organization (that is, in street name), you will receive instructions from your brokerage firm, bank, agent or other similar organization that you must follow in

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FREQUENTLY ASKED QUESTIONS AND OTHER INFORMATION

order to submit your voting instructions and have your shares voted at the Annual Meeting. If you want to attend the meeting and vote in person virtually at the Annual Meeting, you may visit www.proxydocs.com/ICVX and press the “Attend Meeting” button and follow the instructions. You may be instructed to obtain a legal proxy from your brokerage firm, bank, agent or other similar organization and to submit a copy in advance of the meeting. Further instructions will be provided to you via email.

Even if you plan to attend the Annual Meeting, we recommend that you submit your proxy or voting instructions in advance of the Annual Meeting as described above so that your vote will be counted if you later decide not to attend or are unable to attend the Annual Meeting.

MAY I REVOKE MY PROXY?

If you give us your proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in any one of the three following ways:

•	you may send in another signed proxy with a later date,

•	you may notify our corporate secretary, Elizabeth Bekiroglu, in writing before the Annual Meeting that you have revoked your proxy, or

•	you may notify our corporate secretary in writing before the Annual Meeting and vote during the virtual Annual Meeting.

WHAT CONSTITUTES A QUORUM?

The presence at the Annual Meeting, in person or by proxy, of holders representing a majority of our outstanding common stock as of April 12, 2022 constitutes a quorum at the meeting, permitting us to conduct our business. Holders will be deemed present “in person” at the Annual Meeting by visiting www.proxydocs.com/ICVX on the day of the Annual Meeting and properly registering their attendance by using the control number provided on the Notice or your proxy card (if applicable).

WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?

Proposal 1: Election of Directors. The three nominees who receive the most “For” votes (among votes properly cast in person or by proxy) will be elected. Only votes “For” or “Withheld” will affect the outcome.

Proposal 2: Ratification of Independent Registered Public Accounting Firm. The ratification of the appointment of Ernst & Young LLP must receive “For” votes from the holders of a majority of the shares cast for and against the matter.

Voting results will be tabulated and certified by Mediant Communications, Inc. (“Mediant”), an independent agent retained by our board of directors to tabulate stockholder votes.

WHAT IS THE EFFECT OF ABSTENTIONS AND BROKER NON-VOTES?

Shares of common stock held by persons attending the Annual Meeting but not voting, and shares represented by proxies that reflect abstentions as to a particular proposal, will be counted as present for purposes of determining the presence of a quorum. A “vote withheld,” in the case of the proposal regarding the election of directors, or an “abstention,” in the case of the ratification of the appointment of Ernst & Young LLP, represents a stockholder’s affirmative choice to decline to vote on a proposal. Votes withheld have no effect on the election of directors, as the three nominees that receive the most “For” votes will be elected, and abstentions are not considered to be a vote cast and will have no effect on the ratification of the appointment of Ernst & Young LLP.

Shares represented by proxies that reflect a “broker non-vote” will be counted for purposes of determining whether a quorum exists. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner has not received instructions from the beneficial owner and does not have discretionary authority to vote the shares for certain non-routine matters. With regard to the election of directors, broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote. However, ratification of the appointment of Ernst & Young LLP is

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FREQUENTLY ASKED QUESTIONS AND OTHER INFORMATION

considered a routine matter on which a broker or other nominee has discretionary authority to vote. As a result, this proposal is not expected to have any broker non-votes.

WHO IS PAYING THE COSTS OF SOLICITING THESE PROXIES?

We will pay all of the costs of soliciting these proxies. Our directors, officers and other employees may solicit proxies in person or by telephone, fax or email. We will not pay our directors, officers or other employees any additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses. Our costs for forwarding proxy materials will not be significant.

HOW DO I OBTAIN AN ANNUAL REPORT ON FORM 10-K?

If you would like a copy of our annual report on Form 10-K for the fiscal year ended December 31, 2021 that we filed with the SEC on March 30, 2022, we will send you one without charge. Please write to:

Icosavax, Inc.

1616 Eastlake Avenue E., Suite 208

Seattle, Washington 98102

Attn: Corporate Secretary

All of our SEC filings are also available free of charge in the investor relations section of our website at www.icosavax.com.

HOW CAN I FIND OUT THE RESULTS OF THE VOTING AT THE ANNUAL MEETING?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in our current report on Form 8-K to be filed with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

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P.O. BOX 8016, CARY, NC 27512-9903 YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: INTERNET Go To: www.proxypush.com/ICVX Cast your vote online Have your Proxy Card ready Follow the simple instructions to record your vote PHONE    Call 1-866-390-6275 Use any touch-tone telephone Have your Proxy Card ready Follow the simple recorded instructions MAIL Mark, sign and date your Proxy Card Fold and return your Proxy Card in the postage-paid envelope provided You must register to attend the meeting online no later than 6/9/22 5:00PM PT at www.proxydocs.com/ICVX Icosavax, Inc. Annual Meeting of Stockholders For Stockholders of record as of April 12, 2022 TIME: Friday, June 10, 2022 8:00 AM, Pacific Time PLACE: Annual Meeting to be held live via the Internet -please visit www.proxydocs.com/ICVX for registration details This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Adam Simpson and Elizabeth Bekiroglu (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Icosavax, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Icosavax, Inc. Annual Meeting of Stockholders Please make your marks like this: X THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1 AND 2 PROPOSAL YOUR VOTE BOARD OF DIRECTORS RECOMMENDS 1. To elect three Class I Directors to serve until the 2025 Annual Meeting of Stockholders, and until their respective successors shall have been duly-elected and qualified. FOR WITHHOLD 1.01 Mark McDade FOR 1.02 Ann Veneman FOR 1.03 James Wassil FOR FOR AGAINST ABSTAIN FOR 2. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022. 3. To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment thereof. You must register to attend the meeting online no later than 6/9/22 5:00PM PT at www.proxydocs.com/ICVX Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date